UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BREDA TELEPHONE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

October 2, 2006

Dear Shareholders:

          You are cordially invited to the annual meeting of Breda Telephone Corp. at the Breda Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, October 25, 2006 at 6:00 p.m. Lunch will be served.

          The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Shareholders

2.	Proxy Statement

3.	Ballot

4.	2005 Annual Report

5.	Two ballot envelopes

          One item on the ballot is the Ratification of Appointment of Auditors. Breda Telephone Corp.’s Board of Directors has retained Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2006. The other item on the ballot is the election of directors. There are four candidates for the three director positions that need to be filled at this year’s annual meeting. Please complete your ballot and return it as instructed in the ballot.

          We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

          We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

Sincerely,

/s/ Charles Thatcher

Charles Thatcher, President

BREDA TELEPHONE CORP.

112 East Main, P.O. Box 190
Breda, Iowa 51436

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 25, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Breda Telephone Corp. will be held at the Breda Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, October 25, 2006 at 6:00 p.m., Breda, Iowa local time, for the following purposes:

1.	To elect three directors.

2.	To ratify the appointment of auditors for the year 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 1, 2006, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND MAIL THE BALLOT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO BY NOTIFYING THE SECRETARY OR ANOTHER OFFICER OF BREDA TELEPHONE CORP. AT THE COMMENCEMENT OF THE MEETING. YOU WILL THEN BE PROVIDED WITH ANOTHER BALLOT TO COMPLETE AND DELIVER TO THE SECRETARY AT THE MEETING.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2005 Annual Report to Shareholders, which includes financial statements, is also enclosed.

By Order of the Board of Directors,

/s/ John Wenck

John Wenck
Secretary

Breda, Iowa
October 2, 2006

BREDA TELEPHONE CORP.
112 East Main
P.O. Box 190
Breda, Iowa 51436

PROXY STATEMENT

Annual Meeting of Shareholders, October 25, 2006

GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by Breda Telephone Corp. (“Breda”) for use at the Annual Meeting of Shareholders to be held on October 25, 2006, at 6:00 p.m. at the Breda Legion Hall located at 208 Main, Breda, Iowa, and any adjournment or postponement thereof (the “Meeting”). If a ballot is properly completed and timely returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. If a shareholder attends the Meeting and desires to withdraw the shareholder’s ballot, the shareholder may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about October 2, 2006. The cost of the distribution and handling of this Proxy Statement and the ballots will be borne by Breda. The ballot is not solicited on behalf of the Board of Directors of Breda. The ballot is being transmitted to the shareholders by Breda in accordance with the Amended and Restated Bylaws of Breda.

VOTING SECURITIES

Only shareholders of record as of the close of business on September 1, 2006 will be entitled to notice of and to vote at the Meeting.

Breda’s authorized stock consists of a single class of common stock, with no par value (“Common Stock”). There were 31,023 shares of Common Stock outstanding on September 1, 2006. Those shares were held by 575 different shareholders. Each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of Breda’s former Class A stock. Those shareholders have one vote for each share of former Class A stock that was held by them on February 28, 1995, and continuing until one of the following occurs: (1) the shareholder no longer receives service from Breda; (2) the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange areas served by Breda; (3) the shareholder dies; or (4) the shareholder transfers the shareholder’s shares to another person. As of September 1, 2006, there were 22 shareholders who still had one vote for each share of the former Class A stock that was held by them on February 28, 1995. Those 22 shareholders held a total of 61 shares of the former Class A stock on that date.

Any number of shareholders of Breda present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number required by law shall constitute a quorum. Breda does not, however, believe a different number is required by law for any of the matters scheduled to be presented to the shareholders at the Meeting. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or Breda’s Amended and Restated Articles of Incorporation. Breda does not believe that a greater number is required by law or the Amended and Restated Articles of Incorporation for the vote on the ratification of the appointment of auditors for Breda for the year 2006.

Under Breda’s Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at Breda’s offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. Breda’s Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of Breda, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and for tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, Breda does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

Given the requirement in Breda’s Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no shareholder action will be able to be taken at the Meeting other than the election of directors and the ratification of the appointment of Breda’s auditors for 2006.

ELECTION OF DIRECTORS

The Board of Directors of Breda consists of seven members. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, or until his or her death, resignation or removal. The terms of office of the directors are staggered, so that three of the directors’ terms expire in one year, two expire the next year, and two expire the following year.

Each director must also be a shareholder of Breda, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The terms of three directors will expire at the Meeting, so one of the purposes of the Meeting is to elect three directors. The nominees for those three director positions are identified below.

Breda has established a nomination process for determining the nominees for directors of Breda. Under that process, a person meeting the qualifications set forth in the preceding paragraphs can be nominated to serve as a director of Breda if at least three shareholders nominate that person and provide a nominating petition to Breda. Breda notified its shareholders by letter on February 28, 2006, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2006. Four individuals were nominated to serve as a director through this process, and those individuals are identified below.

Although the Board anticipates that all of the nominees will be able to serve, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

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Directors Continuing in Office.

The following information is furnished for each person who will continue as a director following the Meeting.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director will end at the annual shareholders meeting which will be held in 2007. He has also served as a director of each of Breda’s subsidiaries since May, 2001. He has been the president of Breda and each of Breda’s subsidiaries since June 14, 2005. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 21 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 54 years old.

Neil Kanne has been a director of Breda since May, 2004. His current term as a director will end at the annual shareholders meeting which will be held in 2007. Mr. Kanne has also been a director of each of Breda’s subsidiaries since May, 2004. Mr. Kanne has been self-employed as a farmer for approximately the last 35 years. Mr. Kanne is 59 years old.

Dave Grabner has been a director of Breda since April, 1999. His current term as a director will end at the annual shareholders meeting which is held in 2008. Mr. Grabner has also been a director of each of Breda’s subsidiaries since April, 1999. He was the treasurer of Breda and each of Breda’s subsidiaries from June 11, 2001 until June 14, 2005. He has been the vice president of Breda and each of Breda’s subsidiaries since June 14, 2005. Mr. Grabner has been self-employed as an electrician for approximately 35 years. He was also previously self-employed as a farmer. Mr. Grabner is 57 years old.

Daniel Nieland has been a director of Breda since May, 2005. His current term as a director will end at the annual shareholders meeting which will be held in 2008. Mr. Nieland has also served as a director of each of Breda’s subsidiaries since May, 2005. Mr. Nieland has been self-employed as a farmer since 1978. He has served as a board member of Mt. Carmel Mutual Insurance Association in Breda, Iowa since approximately 1988. Mr. Nieland is 49 years old.

Directors Not Continuing in Office.

Dean Schettler’s and John Wenck’s term as a director of Breda will end at the Meeting. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Mr. Schettler and Mr. Wenck have each served three consecutive terms as a director, so they must be off the board of directors for at least one year. Mr. Schettler and Mr. Wenck are therefore not eligible to be, and are not, nominees for election as a director at the Meeting.

Dean Schettler has been a director of Breda since April, 1997. He has also been a director of each of Breda’s subsidiaries since April, 1997. Mr. Schettler was the president of Breda and each of Breda’s subsidiaries from May 11, 1998 through June 9, 2003, and he was the vice-president of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005. Mr. Schettler has been employed by Pella Corporation, in Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 53 years old.

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John Wenck has been a director of Breda since April, 1997. He has also served as a director of each of Breda’s subsidiaries since April, 1997. Mr. Wenck has been the secretary of Breda and each of Breda’s subsidiaries since June 8, 2004. Mr. Wenck has been self-employed as a farmer for approximately 31 years. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 67 years old.

Nominees for Director.

The terms of three directors will expire at the Meeting, so three directors accordingly need to be elected at the Meeting. The individuals who are elected to those three director positions will serve until the annual shareholders meeting which will be held in 2009. There are four nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.

Rick Anthofer is one of the nominees for election as director. Mr. Anthofer has been a director of Breda since August, 2003, and his current term as a director will end at the Meeting. Mr. Anthofer has also been a director of each of Breda’s subsidiaries since August, 2003. He has served as the treasurer of Breda and each of Breda’s subsidiaries since June 14, 2005. Mr. Anthofer has been the vice president of Breda Savings Bank in Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistance vice president at Carroll County State Bank in Carroll, Iowa for approximately 13 years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988. Mr. Anthofer is 49 years old.

Clifford Neumayer is another nominee for election as a director. Mr. Neumayer was a director of Breda and each of Breda’s subsidiaries from April, 1996 until May 17, 2005. He was the vice president of Breda and each of Breda’s subsidiaries from May 7, 1996 through June 9, 2003, and the president of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005. Mr. Neumayer has been self employed as a farmer since 1970. Mr. Neumayer is 57 years old.

Mark Hoffman is also a nominee for election as director. Mr. Hoffman has been self-employed as a farmer since 1979. Mr. Hoffman is 51 years old.

Robert Buelt is also a nominee for election as a director. Mr. Buelt was the clubhouse manager for Breda Golf Club, Ltd. from March 1, 1999 until November 1, 2001. Mr. Buelt has been the assistant manager of the Carroll Car Credit Company since November 1, 2001, and has also served as the owner and operator of Buelt Hatchery and Storage since January 1, 1985. Carroll Car Credit Company helps individuals establish and reestablish credit to purchase vehicles available from Carroll Car Credit Company. Buelt Hatchery and Storage is a mini-storage unit facility. Mr. Buelt is 47 years old.

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Directors of Breda’s Subsidiaries.

The directors of Breda have historically also served as the directors for Breda’s four direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of Breda will accordingly also be elected by Breda or the applicable subsidiary of Breda to serve as a director of each of those four subsidiaries.

Committees of the Board of Directors.

Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda’s entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee.

Breda’s Board of Directors has determined that Breda does not have an audit committee financial expert, as that term is defined in Item 401(e)(2) of Regulation S-B, serving on the Board of Directors. There are various factors which may contribute to the fact that Breda does not have an audit committee financial expert serving on its Board of Directors. For example, although Breda is subject to the reporting requirements of the Securities Exchange Act of 1934, it is a relatively small company, and its corporate offices are located in a small, rural community in Iowa, both of which facts limit its ability to identify and to attract an audit committee financial expert. Also, under Breda’s governing documents, an individual can only be a director of Breda if the individual is a shareholder of Breda, and an individual can only be a shareholder of Breda if the individual is a resident of the Breda, Iowa or Lidderdale, Iowa telephone exchange areas served by Breda and subscribes to Breda’s land line telephone services. There is therefore a limited pool of individuals who are even eligible to be considered for a director position with Breda. Also, no shareholder may own more than 1% of the total issued and outstanding Common Stock, with certain very limited exceptions; there are various restrictions on a shareholder’s right to sell and assign shares of Common Stock; and each shareholder is generally entitled to only one vote on each matter submitted to the shareholders, regardless of the number of shares of Common Stock held by the shareholder. Those restrictions may limit the number of individuals who desire to be a shareholder of Breda. Further, all nominees for election as a director of Breda are nominated by the shareholders, and the shareholders may not take into consideration some of the particular issues that are raised or attempted to be addressed by the Securities Exchange Act of 1934 and its implementing regulations. Breda’s Board of Directors believes that all of these factors make it unlikely that Breda will have an audit committee financial expert serving on the Board of Directors in future years.

Breda does not have a standing nominating committee of the Board of Directors, or any committee performing similar functions.

The Board of Directors believes that it is appropriate for Breda to not have a standing nominating committee because Breda has an established shareholder nomination process for determining the nominees for election as a director of Breda. The process has been utilized since Breda was organized, but there is no charter or other document setting out the process. Under that process, Breda notifies all of its shareholders by letter that anyone wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, must submit a nominating petition to Breda. Breda forwarded that letter to its shareholders on February 28, 2006 with respect to the Meeting. The letter informed the shareholders that anyone wishing to nominate

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themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2006, and that any shareholder could obtain a nominating petition by contacting Breda. A nominating petition must be signed by at least three shareholders of Breda, so in order for a person to become a nominee for election as a director, at least three shareholders must be willing to sign a nominating petition. One of those shareholders may, however, be the nominee. Each nominee must also meet the qualification requirements for election as a director set out at the beginning of this Section of this Proxy Statement. If a person is properly and timely nominated by the shareholders and meets the qualification requirements for a director, the person will be presented as a nominee for election as a director. The directors therefore do not, in their capacity as directors, participate in the consideration of director nominees, other than to perhaps at times confirm that the nominees have been properly and timely nominated and meet the qualification requirements for election as a director. The latter determinations are, however, generally made by an officer of Breda or by the president, the chief executive officer or the chief financial officer of Breda. As previously noted, however, each director may, in his or her capacity as a shareholder, nominate himself or herself or another shareholder for election as a director pursuant to the above-described nomination process. As noted previously, Rick Anthofer, Clifford Neumayer, Mark Hoffman and Robert Buelt have been nominated for election as a director at the Meeting pursuant to the nomination process described in this paragraph.

There were no material changes in 2005 to the procedures by which the shareholders of Breda may designate the nominees for election to Breda’s Board of Directors.

Breda does have a standing compensation committee comprised of three members of Breda’s Board of Directors. The members of the compensation committee are appointed annually by the Board of Directors at its annual organizational meeting, which is generally the next regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting. The compensation committee considers compensation matters with respect to Steve Frickenstein, Charles Deisbeck and Jane Morlok, who are, respectively, Breda’s chief executive officer, chief operations officer and chief financial officer, including their annual bonus, and makes recommendations regarding those compensation matters to the Board of Directors. The compensation committee also considered compensation matters with respect to Robert Boeckman, who was Breda’s chief operations officer and co-chief executive officer until March 14, 2006. The members of the compensation committee that were appointed in June, 2004 were John Wenck, Charles Thatcher and Rick Anthofer. The members of the compensation committee that were appointed in June, 2005 were also John Wenck, Charles Thatcher and Rick Anthofer. The compensation committee as appointed in June, 2004 held 2 committee meetings during 2005. The compensation committee as appointed in June, 2005 held 1 committee meeting during 2005.

Meetings of the Board of Directors; Attendance of Shareholder Annual Meetings.

The Board of Directors held a total of 20 meetings during 2005. Each director attended at least 75% of those meetings and of all meetings of any committees of the Board of Directors on which the director served during 2005.

Breda does not have any policy with regard to directors’ attendance at annual meetings of the

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shareholders. Breda does, however, encourage all of its directors to attend the annual meeting of shareholders, and all of the directors attended the annual shareholders meeting in 2005.

Shareholder Communications to the Board of Directors.

Breda’s Amended and Restated Bylaws provide that any shareholder desiring to send communications to the Board of Directors may do so in writing by either delivering the writing to Breda’s corporate office at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to that address, in either case, to the attention of the President of Breda. Breda will send a copy of each such writing directly to each director.

Compensation of the Board of Directors.

Since June 1, 2003, all of Breda’s directors have received $150 for each regular, special and conference call meeting of the Board of Directors. The vice-president, secretary and treasurer of Breda also currently receive an additional $25 for each regular, special and conference call meeting of the Board of Directors, and the president of Breda receives an additional $100 per meeting. Those payments are, however, made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the Board of Directors. Breda’s directors received $125 for each regular, special and conference call meeting from June, 2001 through May, 2003. Breda’s directors received $100 for each regular, special and conference call meeting in 1999 and through May, 2001. The vice president, secretary and treasurer also received an additional $25 per meeting from May, 1999 through May, 2001. The president received an additional $50 per meeting from May, 1999 through May, 2001.

Since June, 2001, all of Breda’s directors have received $150 per day for attending all day industry meetings related to Breda’s or its subsidiaries’ businesses. The meetings are not generally formal meetings of the Board of Directors, but the meetings are attended by the directors in their capacity as a director of Breda. The directors received $125 per day for such all day meetings from May, 1999 through May, 2001.

Since June, 2001, all of Breda’s directors have received $150 for each outside meeting attended by a director and which lasts over three hours. The directors received $125 for each such meeting in 1999 and through May, 2001. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors. Examples of outside meetings include conventions and city council meetings and meetings for purposes of ballot counting.

Since October, 2001, directors who serve on a committee have received $150 for each committee meeting which does not coincide with another meeting of the Board of Directors.

Breda’s directors are also reimbursed for mileage and for any expenses incurred by them on account of attendance at any meeting of the Board of Directors or other meetings attended by them in their capacity as a director of Breda.

Breda’s directors may also receive dial-up or high speed internet access from Breda or its subsidiaries at no cost. The current estimated yearly value of internet access is $300 for dial-up and $720 for high speed. The directors have been entitled to receive internet access since 1999.

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The directors have also been entitled to receive local telephone service from Breda or its subsidiaries, at no cost, since June 1, 2003. The current estimated yearly value of local telephone service is $228.

Executive Officers of Breda.

The executive officers of Breda are elected annually by the Board of Directors at its annual organizational meeting, and hold office until the next annual organizational meeting of the Board of Directors and until their respective successors are chosen or until their death, resignation or removal. The annual organizational meeting of the Board of Directors is generally the first regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of Breda. The officers of Breda have historically also served as the officers for each of Breda’s four direct and indirect wholly owned subsidiaries. Breda does not have any written employment agreements with any of Breda’s officers.

Significant Employees.

Breda has three employees who Breda believes make a significant contribution to its business. Those employees are Steve Frickenstein, Charles Deisbeck, and Jane Morlok. Breda has employment agreements with each of those individuals, which agreements are discussed below. Breda does not have any written employment agreements with any other employees.

Mr. Frickenstein. Mr. Frickenstein became employed as the chief executive officer of Breda effective on July 1, 2006. Mr. Frickenstein served as a general manager of construction support for AT&T from May 1, 2000 through July 22, 2005. He provided various consulting services to Breda during the period of January, 2006 to June, 2006. Mr. Frickenstein has 36 years of experience in the telecommunications industry, and he began his career as a lineman for Illinois Bell. He has also had assignments in Europe with Bell Labs in New Jersey. Mr. Frickenstein is 54 years old.

Breda entered into an employment agreement with Steve Frickenstein on June 14, 2006, pursuant to which Mr. Frickenstein became employed as the chief executive officer of Breda effective on July 1, 2006.

Mr. Frickenstein’s annual salary will be $135,000 during the first year of the employment agreement. Mr. Frickenstein’s annual salary during the second year and the third year of the employment agreement will be set by Breda’s board of directors, but will not be less than $135,000 per year. Breda’s board of directors may also, in its sole discretion, establish a bonus program for Mr. Frickenstein for the second year and the third year of the employment agreement. Mr. Frickenstein was also paid his relocation expenses and hotel expenses up to and including July 19, 2006. Mr. Frickenstein will also be reimbursed for reasonable expenses incurred in connection with Breda’s business. Mr. Frickenstein will also be entitled to any employee benefits as are provided by Breda from time to time, other than any retirement benefits

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as may be offered by Breda. Mr. Frickenstein is entitled to four weeks of paid vacation per year under the employment agreement.

The term of the employment agreement is from July 1, 2006 through June 30, 2009. Breda may terminate the employment agreement at any time by giving 60 days written notice to Mr. Frickenstein. In that circumstance, Mr. Frickenstein will be paid a severance allowance on the date of termination, with the amount of the severance allowance depending upon when the termination occurs. If the termination occurs during the first year of the employment agreement, the severance allowance will be equal to six months of Mr. Frickenstein’s regular salary, with the amount being lowered to four months of his regular salary if the termination occurs during the second year of the employment agreement, and being reduced to two months of his regular salary if the termination occurs during the third year of the employment agreement.

Mr. Frickenstein may also terminate the employment agreement by giving 60 days notice to Breda.

The employment agreement may also be terminated by Breda for cause upon five days written notice to Mr. Frickenstein.

The employment agreement may also be terminated by Breda if Mr. Frickenstein is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Frickenstein compensation during any period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect.

The employment agreement includes a noncompete covenant that applies during the term of the employment agreement and for a period of one year after the termination of the employment agreement, and provides that Mr. Frickenstein will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda’s customers with the intent or purpose to provide them with competitive goods or services.

Mr. Deisbeck. Mr. Deisbeck became employed as the chief operations officer of Breda effective on July 1, 2006. Mr. Deisbeck was an operations manager at Choice One Communications in Milwaukee, Wisconsin, from September, 2000, to October, 2002. He served as the operations manager at Red River Telephone Company in Abercrombie, North Dakota, from October, 2002, until June 30, 2006. He has held various plant operations positions in the telecommunications industry since 1988. Mr. Deisbeck is 40 years old.

Breda entered into an employment agreement with Mr. Deisbeck on June 14, 2006, pursuant to which Mr. Deisbeck became employed as the chief operations officer of Breda effective on July 1, 2006.

Mr. Deisbeck’s annual salary will be $100,000 during the first year of the employment agreement. Mr. Deisbeck’s annual salary during the second year and the third year of the employment agreement will be set by Breda’s chief executive officer, with final approval by Breda’s board of directors, but will not be less than $100,000 per year. Breda’s chief executive

9

officer, with the approval of Breda’s board of directors, may also establish a bonus program for Mr. Deisbeck for the second year and the third year of the employment agreement. Mr. Deisbeck was also paid his relocation expenses and hotel expenses up to and including July 19, 2006. Mr. Deisbeck will also be reimbursed for reasonable expenses incurred in connection with Breda’s business. Mr. Deisbeck will also be entitled to any employee benefits as are provided by Breda from time to time, including any retirement benefits as may be offered by Breda. Mr. Deisbeck is entitled to four weeks of paid vacation per year under the employment agreement.

The term of the employment agreement is from July 1, 2006 through June 30, 2009. Breda may terminate the employment agreement at any time by giving 60 days written notice to Mr. Deisbeck. In that circumstance, Mr. Deisbeck will be paid a severance allowance on the date of termination, with the amount of the severance allowance depending upon when the termination occurs. If the termination occurs during the first year of the employment agreement, the severance allowance will be equal to six months of Mr. Deisbeck’s regular salary, with the amount being lowered to four months of his regular salary if the termination occurs during the second year of the employment agreement, and being reduced to two months of his regular salary if the termination occurs during the third year of the employment agreement.

Mr. Deisbeck may also terminate the employment agreement by giving 60 days notice to Breda.

The employment agreement may also be terminated by Breda for cause upon five days written notice to Mr. Deisbeck.

The employment agreement may also be terminated by Breda if Mr. Deisbeck is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Deisbeck compensation during any period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect.

The employment agreement also includes a noncompete covenant that applies during the term of the employment agreement and for a period of one year after the termination of the employment agreement, and provides that Mr. Deisbeck will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda’s customers with the intent or purpose to provide them with competitive goods or services.

Ms. Morlok. Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her title was chief financial officer and co-chief executive officer from March 20, 1998 to July 1, 2006. She served as Breda’s interim chief executive officer from April 11, 2006 until July 1, 2006. Her current title is chief financial officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 52 years old.

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Breda entered into an employment agreement with Ms. Morlok on July 1, 2003, but the employment agreement was effective as of January 1, 2003 for purposes of salary and for establishing the term of the employment agreement.

Breda’s employment agreement with Ms. Morlok was to have terminated by its terms on December 31, 2005. Breda is developing a new proposed employment agreement for Ms. Morlok based upon a review of Breda’s management and system structure which was undertaken by Breda with the assistance of a consultant in January, 2006 and February, 2006. Breda anticipates proposing a new employment agreement to Ms. Morlok within the next three months, and Breda believes that it will be able to enter into a new employment agreement with Ms Morlok. Breda believes that Ms. Morlok will continue as an employee of Breda during the interim under the terms of her existing employment agreement, which are discussed in the following paragraphs.

Breda may terminate the employment agreement if Ms. Morlok is absent from her employment by reason of illness or other incapacity for more than 26 consecutive weeks. Breda will pay Ms. Morlok compensation during any such period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect. Breda may also terminate the employment agreement for cause upon five days written notice to Ms. Morlok. The employment agreement provides that “for cause” includes, without limitation:

•	Fraud or theft,

•	Falsifying records,

•	Refusal to carry out a specific order of the board of directors,

•	Abuse, discrimination, or harassment of another employee,

•	Unauthorized dissemination of records or information,

•	Divulging confidential information,

•	Possession of illegal drugs or weapons while on Breda property,

•	Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interests of Breda, and

•	Using or possessing intoxicants or narcotics of any kind while on Breda premises or being at work under the influence of such substances.

Breda may also terminate the employment agreement at any time, without cause, by giving 30 days written notice to Ms. Morlok. In this event, if requested by Breda, Ms. Morlok will continue to render her services and will be paid her regular compensation up to the date of termination. In addition, Ms. Morlok will be paid on the date of termination a severance

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allowance equal to the amount remaining to be paid under the employment agreement.

Ms. Morlok can terminate the employment agreement, at any time, by giving 60 days notice to Breda. In this event, Breda will pay Ms. Morlok her compensation up to the date of termination, but Ms. Morlok will not be entitled to any severance payment and will not be considered for any performance bonus.

If Ms. Morlok’s employment is terminated by reason of her death, Breda is only obligated to make whatever payments would be required under its pension plan.

Ms. Morlok’s yearly salary under the employment agreement was $81,500 for the 2003 calendar year, $83,000 for the 2004 calendar year and $84,500 for the 2005 calendar year. Ms. Morlok’s salary will continue at the $84,500 annual rate until a new employment agreement is entered into with Ms. Morlok as discussed above, but the salary under the new employment agreement may be made retroactive to January 1, 2006. Ms. Morlok may also receive a bonus under the employment agreement. The employment agreement includes an attachment which sets forth some methodologies and procedures which will be followed by the board of directors in determining whether a bonus will be paid to Ms. Morlok with respect to a calendar year and the amount of the bonus, but the employment agreement provides that the final determination as to the amount of the bonus rests solely in the discretion of the board of directors. The employment agreement provides that any bonus with respect to the 2004 and 2005 calendar years would be determined by measuring cash flow generated from operations and value added calculations, and that the amount of bonus that could be received by Ms. Morlok with respect to the 2004 and 2005 calendar years would increase by 5% to 25% of her annual salary. The new employment agreement that Breda anticipates entering into with Ms. Morlok may also provide for yearly bonuses to Ms. Morlok.

The employment agreement also provides that Ms. Morlok will be entitled to all employee benefits extended to all full time employees of Breda. Some of the benefits provided to Ms. Morlok include health insurance, life insurance, disability insurance, cellular phone service, a clothing allowance, free local telephone service, free internet access and free basic cable service. Breda also contributes an amount equal to 8.6% of Ms. Morlok’s annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. Breda also provides Ms. Morlok with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Ms. Morlok is also reimbursed for all reasonable and appropriate expenses incurred in carrying out her duties under the employment agreement.

Ms. Morlok’s employment agreement includes a limited noncompete covenant and confidential information covenant.

Mr. Boeckman. Robert Boeckman was the chief operations officer and co-chief executive officer of Breda during 2005. He had been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda’s assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His title became chief operations officer and co-chief executive officer on March 20, 1998. Mr.

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Boeckman resigned his position as Breda’s chief operations officer and co-chief executive officer on March 14, 2006.

Security Ownership of Management.

The following table sets forth the percentage ownership of Breda’s Common Stock as of September 1, 2006 by:

•	Each of Breda’s directors;

•	Each of Breda’s officers;

•	Each nominee for director; and

•	All directors and officers of Breda as a group.

Security Ownership Table

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

Dean Schettler 16326 120th St. Breda, Iowa 51436	2.006%

John Wenck 23909 140th St. Carroll, Iowa 51401	6.019%

Dave Grabner 11098 130th Street Breda, Iowa 51436	55	*	.177%

Rick Anthofer 301 N. 4th Breda, Iowa 51436	13.042%

Charles Thatcher 15053 Granite Avenue Breda, Iowa 51436	2	**	.006%

Daniel Nieland 12192 Ivy Avenue Breda, Iowa 51436	1.003%

Neil Kanne 12828 Phoenix Avenue Carroll, Iowa 51401	2.006%

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Clifford Neumayer 11846 Ivy Avenue Breda, Iowa 51436	181.583%

Mark Hoffman 27282 115th Street Lake City, Iowa 51449	1.003%

Robert Buelt 106th S. 3rd St. Breda, Iowa 51436	131	***	.422%

All directors and officers as a group (7 persons)	81.261%

*	One of these shares is held by Mr. Grabner’s spouse.
**	One of these shares is held by Mr. Thatcher’s spouse.
***	Ten of these shares are held by Mr. Buelt’s minor son.

All of the above shares of Common Stock are directly owned by the listed individuals, except only as noted with respect to Mr. Grabner, Mr. Thatcher and Mr. Buelt.

Steve Frickenstein, Charles Deisbeck and Jane Morlok, who are, respectively, employed as Breda’s chief executive officer, chief operations officer and chief financial officer, do not own any shares of Common Stock.

To Breda’s knowledge, no person or group is the beneficial owner of more than 5% of Breda’s Common Stock, and no person or group holds more than 5% of Breda’s Common Stock under a voting trust or similar agreement.

EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by Breda to Robert Boeckman, Breda’s chief operations officer, and to Jane Morlok, Breda’s chief financial officer, in the 2005, 2004 and 2003 fiscal years. Mr. Boeckman’s services as the chief operations officer of Breda during those years were similar to those normally provided by the chief executive officer of an Iowa corporation.

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Other Annual Compensation(2)	All Other Compensation(3)

Robert Boeckman,	2005	$92,373	$15,300	$1,305	$29,079
Chief Operations	2004	$89,906	$12,600	$1,344	$26,226
Officer[4]	2003	$87,490	$11,900	$1,508	$21,061

Jane Morlok,	2005	$84,423	$14,940	$1,498	$23,832
Chief Financial	2004	$82,934	$11,620	$1,380	$22,004
Officer	2003	$81,425	$9,600	$1,521	$20,246

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(1) This amount includes contributions of 3% of annual gross salary pursuant to Breda’s defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, participants must contribute a minimum of 3% of annual gross salary. See also the “All Other Compensation” column above.

(2) This amount includes payments by Breda from a fund established by Breda based upon sales of cell phones. The fund is allocated equally among the employees employed at Breda. All employees share in the fund even if they are not involved in the sale of cell phones. Neither Mr. Boeckman nor Ms. Morlok are involved in those sales. The amounts also include a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman or Ms. Morlok by Breda or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

(3) This amount represents contributions by Breda to Breda’s defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires Breda to contribute an amount equal to 8.6% of a participant’s annual gross salary. Breda is also required to contribute a 2.32% surcharge on all employee and employer contributions for plan years 2004 through 2007 in order to meet current and projected funding requirements. See also footnote 1 above regarding participants’ contributions to the program. This amount also includes a long term disability contribution of 1.76% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

(4) Mr. Boeckman resigned his position effective March 14, 2006.

Charles Thatcher is currently the president of Breda. No information is provided for Mr. Thatcher in the summary compensation table because he does not receive compensation in his capacity as the president of Breda. Mr. Thatcher does receive compensation for his services as a director of Breda. The compensation payable to directors is discussed elsewhere in this Proxy Statement. Clifford Neumayer also served as the president of Breda during 2004 and during a portion of 2003 and 2005, but no information is provided in the summary compensation table for the same reason as set forth for Mr. Thatcher.

Breda may terminate its employment agreements with Mr. Frickenstein, Mr. Deisbeck and Ms. Morlok at any time, without cause, by giving 60 days written notice, in the case of Mr. Frickenstein and Mr. Deisbeck, or 30 days written notice in the case of Ms. Morlok. In this event, however, Breda must pay Mr. Frickenstein, Mr. Deisbeck or Ms. Morlok, as the case may be, the severance allowance discussed above in the “Significant Employees” portion of the ELECTION OF DIRECTORS section of this proxy statement.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has retained the accounting firm of Kiesling Associates LLP to act as independent auditors for Breda during 2006 and is requesting ratification of that action by the shareholders. Breda knows of no direct or material indirect financial interests of Kiesling Associates LLP in Breda or any of Breda’s subsidiaries. One or more representatives of Kiesling

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Associates LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following paragraphs describe the aggregate fees that were billed to Breda by Kiesling Associates LLP for the fiscal years ended December 31, 2004 and December 31, 2005.

Audit Fees.

Breda was billed $51,450 and $58,525 for, respectively, the fiscal years ended December 31, 2004 and December 31, 2005 for the audit of Breda’s annual financial statements and review of the financial statements included in Breda’s quarterly reports on Form 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.

Breda was billed $22,775 and $17,400 for, respectively, the fiscal years ended December 31, 2004 and December 31, 2005 for assurance and related services that were related to the performance of the audit or review of Breda’s financial statements and which are not reported under “Audit Fees” above. The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.

Breda was billed $4,100 and $4,100 for, respectively, the fiscal years ended December 31, 2004 and December 31, 2005 for tax compliance, tax advice and tax planning services. The nature of those services was tax return and estimated tax preparation work.

All Other Fees.

Breda was billed $10,624 and $7,599 for, respectively, the fiscal years ended December 31, 2004 and December 31, 2005 for products and services which are not described under “Audit Fees”, “Audit Related Fees” or “Tax Fees” above. The nature of those products and services was consulting on industry related issues. Breda’s Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates LLP’s independence.

Each specific engagement of Kiesling Associates LLP is approved by the Board of Directors of Breda, and the Board of Directors does not have any pre-approval policies or procedures described in 17 CFR 210.2-01(c)(7)(i) with respect to the provision of any services by Kiesling Associates LLP. None of the services described in “Audit Related Fees,” “Tax Fees” or “All Other Fees” above were approved by Breda’s Board of Directors pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

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AUDIT COMMITTEE REPORT

As previously noted in this Proxy Statement, Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda’s entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee. Breda’s Board of Directors has not adopted a written charter with respect to the Board of Directors’ performance of audit committee type functions. Audit committee functions include overseeing the accounting and financial reporting processes of Breda and audits of the financial statements of Breda.

The Board of Directors has reviewed and discussed Breda’s audited financial statements for the year ended December 31, 2005 with management of Breda and Kiesling Associates LLP, Breda’s independent auditors. The Board of Directors has also discussed with Kiesling Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication With Audit Committees”). The Board of Directors has also received the written disclosures and the letter from Kiesling Associates LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”), and has discussed with Kiesling Associates LLP that firm’s independence. Based on the review and the discussions referred to in this paragraph, the Board of Directors determined that Breda’s audited financial statements be included in Breda’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The name of each director of Breda is as follows:

Dave Neiland	Neal Kanne
Dean Schettler	Charles Thatcher
Dave Grabner	Rick Anthofer
John Wenck

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Breda has historically held the annual meeting of Breda’s shareholders in May of each year, and Breda held the annual meeting of its shareholders for 2005 on May 17, 2005. Breda will not, however, hold the annual meeting of Breda’s shareholders for 2006 until October 25, 2006 because Breda’s auditors have been unable to complete the audit of Breda’s financial statements for 2005 due to the auditors not having timely access to the audited financial statements or other financial records of certain limited partnerships in which Breda is a limited partner. Breda anticipates that those timing issues will continue in the future, and Breda contemplates holding the annual meeting of Breda’s shareholders no sooner than June of each year going forward, and Breda currently anticipates holding the annual meeting of Breda’s shareholders for 2007 on June 25, 2007.

Based upon that proposed date, in order for a proposal of any shareholder pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented for inclusion in Breda’s proxy statement and the ballot for the annual meeting of

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shareholders to be held in 2007, the proposal must be received at Breda’s principal executive office by no later than February 1, 2007. Any such proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Breda’s proxy materials.

Any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Breda’s principal office by no later than April 1, 2007.

All proposals should be directed to Breda at Breda’s principal executive office located at 112 E. Main, P.O. Box 190, Breda, Iowa, to the attention of Breda’s President. It is suggested that proposals be sent by certified mail, return receipt requested.

OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than the two matters noted in this Proxy Statement. Also, as discussed in the Section above entitled “VOTING SECURITIES,” given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2005 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

By order of the Board of Directors,

/s/ John Wenck

John Wenck
Secretary

Breda, Iowa
October 2, 2006

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BREDA TELEPHONE CORP.
BALLOT
Annual Meeting of Shareholders
October 25, 2006

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if this Ballot is properly completed and timely returned to Breda Telephone Corp. You must complete and date this Ballot and place it in the enclosed envelope marked “Ballot”. You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You must mail this Ballot so that it will be received at the post office box noted on the control number envelope by 3:00 p.m. on October 25, 2006, or you can deliver this Ballot in person at the annual meeting. If you mail this Ballot to Breda Telephone Corp. and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being provided to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

There are three director positions to be filled and there are four nominees to fill those positions. If you do not vote for a particular nominee for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominees will still be counted. If you do not vote for any of the nominees for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of any of the nominees.

Election of Directors

I hereby vote FOR the following nominees for director. (TO VOTE FOR A NOMINEE, PLACE AN “X” IN THE BOX BY THE NAME OF THE NOMINEE)

☐ Rick Anthofer	☐ Clifford Neumayer

☐ Mark Hoffman	☐ Robert Beult

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2006:

☐ For	☐ Against	☐ Abstain

Dated: __________________, 2006.

BREDA TELEPHONE CORP.

2005 ANNUAL REPORT

TO

SHAREHOLDERS

          This annual report is being provided to the shareholders of Breda Telephone Corp. (“Breda”) in connection with the annual meeting of the shareholders which will be held at the Breda Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, October 25, 2006, at 6:00 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

          Various discussions and statements in this annual report are or contain forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to financial results and condition; anticipated future trends in business, revenues or net income; projections concerning operations and cash flow; business, growth and acquisition opportunities and strategies; management’s plans and intentions for the future; competitive position; and other forecasts, projections and statements of expectation. Words such as “expects,” “estimates,” “plans,” “will,” “anticipates,” “contemplates,” “forecasts,” “predicts,” “projects,” “prospects,” “possible,” “hopeful,” “intends,” “believes,” “seeks,” “should,” “thinks,” “objectives” and other similar expressions or variations of those words or those types of words help identify forward looking statements. Forward looking statements are made based on numerous and varied estimates, projections, views, beliefs, strategies and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

          Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied factors, risks and uncertainties, some that are known and some that are not, and nearly all of which are beyond the control of Breda and its management. It is not possible to predict or identify all such factors, risks and uncertainties, but some of the factors, risks and uncertainties affecting forward looking statements include, but are not limited to, the following:

•

adverse changes by the Federal Communications Commission, the Iowa Utilities Board or other regulatory authorities to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers or to the rules and other requirements regarding access charge rates or access charges, whether instituted by the regulatory authorities or at the request or by reason of court or other actions taken by long distance carriers or other interested persons;

•

technological advances in the telecommunications, cable and related industries, which are always occurring and at an ever increasing rate, and any one or more of which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

•	changes in employee relations, including the loss of a key employee or employees;

•

industry conditions and occurrences, including bankruptcies and insolvencies of long distance carriers, and consolidations in the telecommunications and cable industries, which generally result in competitors which are larger and better financed and with greater geographic reach, allowing them to compete over broader areas and more effectively;

•	economic conditions at the national, regional and local levels, which are always somewhat uncertain given that many different tangible and intangible factors and occurrences can affect the economy;

•	political conditions and occurrences at the international, national, regional and local levels, including rumors about, or threats and/or acts of, terrorism or war;

•	the general emotions and psychology of the economy, the markets and consumers, which can at times seem to be totally unrelated to actual economic or market conditions or other more tangible factors;

•	litigation;

•	inaccurate assumptions or predictions by management;

•	the ability to enter into and maintain agreements which are necessary to provide services, and on terms which are favorable to Breda;

•	ever increasing costs and expenses which are necessary to Breda’s and its subsidiaries’ businesses but which are outside of Breda’s control, such as fuel, health and other insurance costs;

•	new third parties entering into Breda’s or any of its subsidiaries’ marketing or service areas;

•

acts or omissions of existing and/or new competitors and other third parties, including offering lower prices or new or substitute products or services and their use of new marketing strategies and approaches;

•	the risks associated with technological requirements, technology substitution and changes and other technological developments;

•	changes in or more governmental laws, rules, regulations or policies;

•

reductions in or other changes to governmental programs assisting or affecting the telecommunications, cable and related industries, and in particular programs which aid providers of those services to rural areas;

•	the continued availability of financing, and on terms which are favorable to Breda, and the cost of financing and consequences of leverage; and

•

the effects of ever increasing and changing competition and relationships with other carriers and other parties, including competition or relationships which result in Breda or its subsidiaries having to develop new pricing for services, such as interexchange access charges and wireless access charges, or new marketing strategies or new product offerings, and the related risk that Breda or its subsidiaries will not be able to respond on a timely or profitable basis to competitive changes or pressures.

DESCRIPTION OF BUSINESS

General.

Breda Telephone Corp. is an Iowa corporation with its principal offices in Breda, Iowa. Breda was incorporated in 1964 to provide local telephone services to Breda, Iowa and the surrounding rural area.

Breda’s principal business is still providing telephone services. Telephone services are also provided by three of Breda’s wholly owned subsidiaries, Prairie Telephone Co., Inc., Westside Independent Telephone Company and BTC, Inc. A total of eight Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone, Westside Independent or BTC, Inc.

BTC, Inc. provides internet access services in the Carroll, Iowa market area. BTC, Inc. also provides internet access services to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for Internet services. BTC, Inc. also provides long distance services to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for long distance services. BTC, Inc. is a wholly owned subsidiary of Prairie Telephone.

Tele-Services, Ltd. is also a wholly owned subsidiary of Breda. Tele-Services provides cable television services to seventeen towns in Iowa and one town in Nebraska. Tele-Services provided cable television services to eighteen towns in Iowa until October 1, 2005, when it sold its Neola, Iowa cable system to Walnut Telephone Company.

Breda’s and its subsidiaries’ telephone, internet services and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. provide telephone services to the following eight Iowa towns and their surrounding rural areas:

•	Breda, Iowa

•	Lidderdale, Iowa

•	Macedonia, Iowa

•	Farragut, Iowa

•	Pacific Junction, Iowa

•	Yale, Iowa

•	Westside, Iowa

•	Carroll, Iowa

All of the towns are in central and southern Iowa.

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside, and BTC, Inc. provides services to Carroll. The surrounding rural areas that are served are those within approximately a ten-mile to fifteen-mile radius of each of the towns.

The primary services of Breda, Prairie Telephone, Westside Independent and BTC, Inc. are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. As of December 31, 2005, they were serving approximately 3,374 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing those services.

BTC, Inc.’s principal revenue sources in 2005 were from providing Internet services, long distance services, basic local telephone service and access services for long distance calls outside of BTC, Inc.’s Carroll, Iowa local calling area. BTC, Inc. provides Internet services and long distance services for its own customers and for the customers of Breda, Prairie Telephone and Westside Independent.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are all subject to regulation by the Iowa Utilities Board. They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations.

The IUB has designated Breda, Prairie Telephone and Westside Independent as “eligible telecommunications carriers.” This designation allows them to receive the universal services funding component of the support payment funding program administered by the Federal Communications Commission. The 1996 Telecom Act mandated goals of universal service to promote the availability of quality services at just, reasonable, and affordable rates; increase access to advanced telecommunications services throughout the nation; advance the availability of such services to all consumers, including those in low income, rural, insular, and high cost areas at rates that are reasonably comparable to those charged in urban areas. Four funding programs within universal services funding are broken out to meet these goals: High Cost; Schools and Libraries; Low Income; and Rural Healthcare. Breda, Prairie Telephone and

Westside Independent were able to obtain the eligible telecommunications carriers designation because they are able to provide services defined in the Iowa Administrative Code, Utilities Division 199, Chapter 39, as services supported by the Universal Services Fund. Although not anticipated to occur, their designation as an eligible telecommunications carrier could be lost if they fail to provide the services supported by the universal services program, which would result in them no longer being able to receive universal services funding. Those services are, however, currently only the basic local telephone services provided by Breda, Prairie Telephone and Westside Independent. They received universal services funding of approximately $806,146 in the aggregate in 2003, $814,188 in the aggregate in 2004 and $829,818 in the aggregate in 2005. Breda anticipates receiving High Costs program and Low Income program universal services funding in 2006 in an amount comparable to that received in 2005.

BTC, Inc. has been designated as an “eligible telecommunications carrier” by the IUB. BTC, Inc. does not, however, receive High Cost universal service funding because BTC, Inc. would only be eligible to receive High Cost universal service funds if the incumbent local exchange carrier (Qwest) receives those funds. Since Qwest does not receive universal service funding for the Carroll, Iowa market, BTC, Inc. is not eligible for the High Costs universal service funding program. BTC is, however, able to be reimbursed for the Low Income universal service funding program.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are also subject to regulation by the Federal Communications Commission.

For example, the FCC regulates the amount of the access charge rates that can be charged by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for interstate long distance calls. The National Exchange Carrier Association has been delegated some authority by the FCC regarding the regulation of access charge rates, but all changes proposed by the National Exchange Carrier Association must be approved by the FCC. The regulation of access charge rates is an area of particular concern to Breda, Prairie Telephone, Westside Independent and BTC, Inc.

As another example, the FCC also regulates the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent. A material risk to Breda arises from the regulation of support payment funding by the FCC because support payment funding constitutes a substantial part of Breda’s revenues. The FCC regulates support payment funding primarily by targeting how the support payment funding received from the National Exchange Carriers Association and the Universal Service Administrative Company will be allocated among the various possible recipients of the funding. The allocation may vary from year to year depending on the FCC’s determination. It is therefore not possible to predict how the FCC will allocate the support payment funding in any year, and the amount of support payment funding received by Breda, Prairie Telephone and Westside Independent will vary from year to year. For example, they received, in the aggregate, support payment funding of $1,421,167 in 2003, $1,495,150 in 2004 and $1,646,878 in 2005. Those amounts include the amount of the universal services funding component which is listed in the above discussion regarding the IUB. BTC, Inc. does not receive support payment funding from the National Exchange Carriers Association because BTC, Inc. is not eligible to be a member of the National Exchange Carriers Association because, among other reasons, BTC, Inc. is not an incumbent local exchange carrier.

The regulation of access charge rates is an area of particular concern to Breda because a substantial amount of Breda’s total consolidated revenues are derived from access charge revenues. Breda, Prairie Telephone, Westside Independent and BTC, Inc. receive access charge revenues from long distance carriers (sometimes referred to in the telephone industry as “inter-exchange carriers” or “IXCs”) for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charge revenues for originating and terminating long distance calls made and received by their subscribers. The FCC determines the access charge rate that can be charged for interstate long distance calls. The FCC can change those rates at any time, and the more recent changes have lowered access charge rates.

In a press release issued on February 10, 2005, the FCC announced plans to replace the current intercarrier compensation system that distinguishes between different types of carriers and services, such as local and long-distance, or wireless and wireline, and replace it with a unified intercarrier compensation regime. The press release also announced that the FCC would be seeking comment on seven proposed plans submitted by various participants in the industry, and that one of the questions the FCC would examine is the effect any change would have on consumers and the universal service fund, which is intended to help provide affordable service for rural and low income Americans. The FCC indicated that it would be particularly receptive to any plan that offers expanded choices and lower rates to rural consumers.

By April 2005, three of the seven proponents of individual plans had joined together in a rural alliance and had adopted a statement of principles. The FCC had a pending docket in May 2005, and various Iowa industry organizations filed comments on intercarrier compensation with the FCC at that time. In late June, members of the Rural Iowa Independent Telephone Association (RIITA) met with various FCC commissioners and staff members to present an overview of the unique industry in Iowa and to emphasize the key points in the comments that RIITA had filed, which included the running of economic models of any intercarrier compensation scheme and fully evaluating its impact on small companies as required by the Regulatory Flexibility Act.

RIITA continued to file additional information and reply comments in the FCC Intercarrier Compensation Docket throughout the summer, and industry representatives again traveled to Washington, D.C. in September 2005 to restate the position that the financial impact of any intercarrier compensation plan must be judged using the real impact on actual rural carriers.

Various FCC commissioner departures and the appointment of new commissioners during 2005 has somewhat delayed the progress of these proceedings. The Iowa Telecom Association and the Rural Iowa Independent Telephone Association continue to actively work with Iowa’s representatives in Washington, and with the FCC staff members to challenge the drastic proposed reduction in access charges.

Many observers believe that the FCC is poised to take action in the spring of 2006 on the long-standing docket to reform access rates. Breda believes that changes in access charges will likely occur, and that if any of the plans known today are adopted, as currently proposed, there will be substantial reductions in access revenues. Since access charge revenues constitute a substantial portion of Breda’s total consolidated revenues, this is an area of material risk to Breda and its subsidiaries.

In August 2005, the FCC opened an extremely broad comment proceeding on Universal Service Funding, in which it sought input on a variety of specific proposals offered by members of the Federal-State Joint Board on Universal Service. State industry associations have been meeting with FCC staff members and with various Washington legislative staff members to discuss the proposed legislation, including how funds are expended and assessing levels of broadband deployment in Iowa. The issues being considered include how the revenue is assessed and generated for the universal service fund, and the criteria for the disbursement of funds from the universal service pool. Some of the suggested changes on the revenue side of the debate would be to have all current entities paying into the fund continue to pay into the fund; have any service provider that uses telephone numbers, IP (Internet Protocol) addresses or their functional equivalents to provide real-time voice communications pay into the fund; and any provider that offers a network connection for a fee to the public, including DSL, cable modem connections, WiMax and broadband over power lines pay into the fund. Those proposals would increase the revenue base to more than just carriers providing telephone line services.

On the disbursement side, some proposals would limit the number of eligible telecommunication carriers by specifying the criteria that must be met by recipients, including that the provider must provide service throughout their service area; remain functional in emergency situations; and satisfy both consumer protection and service quality standards. Another proposal is that payments would allow recovery based on actual costs, rather than the incumbent carrier’s costs. Breda believes that federal universal service fund changes will occur but is unable to determine an estimated time frame or estimated financial ramifications as of the date of this filing

The Iowa telecom industry has very recently received an advisory that the Iowa Utilities Board may start looking into creating a state universal service fund. Breda believes that a state universal service fund raises many concerns, and could also have a substantial negative impact on Breda.

Telephone services providers like Breda, Prairie Telephone, Westside Independent and BTC, Inc. are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda’s, Prairie Telephone’s, Westside Independent’s and BTC, Inc.’s subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. The Act and the regulations promulgated by the FCC and state regulatory agencies to implement various parts of the Act could have a material adverse effect on Breda, Prairie Telephone, Westside Independent and BTC, Inc. because they open up Breda, Prairie Telephone, Westside Independent and BTC, Inc. to competition that they were not subject to in the past.

One example of the increased competition that was experienced during 2005 was that Mediacom, the cable service provider in BTC, Inc.’s Carroll, Iowa market area, began actively competing in the Carroll, Iowa market by offering Voice Over Internet Protocol (VoIP) phone service in its bundled package of video and Internet services. Breda presently does not have video facilities in the Carroll marketplace so is not able to offer a triple play option of phone, video and Internet in that marketplace. While Breda does expect some loss of customers to Mediacom in this market, it will experience a bigger threat in the future when technology develops so that the quality of the voice services over a VoIP platform matches the quality of phone service over telephone lines.

Another example of the increased competition threat in Iowa was the deregulation actions taken by the IUB during 2005. In December 2005, the IUB deregulated single-line flat-rate local exchange service in 20 exchanges serviced either by Frontier, Iowa Telecom or Qwest as the incumbent local exchange carrier. The IUB relied on the existence of a partially over-built competitor, some decline of market share by the incumbent and the likely existence of future competition from wireless providers and other new technologies such as VoIP through cable, DSL or broadband over power lines. This action was a departure from an earlier IUB decision not to deregulate similarly situated exchanges.

Breda and Prairie Telephone joined with eight other independent telephone companies in southwest Iowa in 2004 in putting together a network to provide and improve the delivery of voice, data and video services over a fiber optic-based infrastructure. The South West Iowa Network is supported by Iowa Network Services, and collectively provides service in 28 exchanges in southwest Iowa. This network will be used to deliver the triple-play (voice, data and video), as well as to provide a scalable converged infrastructure for each company to connect to other companies and services outside Iowa. Breda and Prairie Telephone have three exchanges connected to this network in southwest Iowa. This network became operational on October 24, 2004, but no further build-outs were done in 2005, and no triple-play business plans have yet become feasible for Breda’s locations.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa. To date, however, no company has chosen to compete in any of Breda’s, Prairie Telephone’s or Westside Independent’s service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in 2006 is small.

BTC, Inc. provides telephone services in the Carroll, Iowa market area. There are already other companies providing telephone services in that area, and Breda believes that the likelihood of additional local exchange carriers entering the Carroll, Iowa market area in 2006 is imminent. For example as noted earlier, Mediacom, which is the ninth largest cable television operator in the United States and the local cable provider in the Carroll, Iowa, market, has recently begun a phone service offering through Mediacom’s partnership with Sprint.

Breda also anticipates that it will face new competition from other providers of newer VoIP (voice over Internet protocol) technologies, such as Vonage and Skype, in all of its exchanges. Breda anticipates that Mediacom’s and any such other offerings will result in a reduction of revenue. If any other telephone companies also at some point determine to provide service in any of Breda’s, Prairie Telephone’s, Westside Independent’s or BTC, Inc.’s service areas, there would also likely be a reduction in revenue.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda’s, Prairie Telephone’s, Westside Independent’s or BTC, Inc.’s networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances continue to occur in the telecommunications and cable industries.

Another factor faced by Breda, Prairie Telephone, Westside Independent and BTC, Inc. is the declining population base in most of the small, rural communities served by them, which adversely affects their current and prospective customer base.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them and by BTC, Inc. Cellular services are competitive with the telephone services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda’s, Prairie Telephone’s, Westside Independent’s or BTC, Inc.’s overall business, in particular because those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested continue to face ever increasing and changing competition in providing cellular services and equipment from the various competitors offering cellular and personal communication services.

Revenues are also generated from sales of cellular phones and related service packages which are made pursuant to Breda’s June 1, 1999 agency agreement with U.S. Cellular. The agreement allows Breda to sell cellular phones and related packages to the public, and Breda receives commissions on those sales. The agency agreement provides that it automatically renews for a period of one year on each June 1, unless either Breda or U.S. Cellular gives the other written notice of nonrenewal at least thirty days before the end of the current one-year term, but subject to immediate termination if there is a material breach of the agency agreement. Breda anticipates that a new agency agreement will need to be entered into with U.S. Cellular at some point. Breda is hopeful, however, based on its past negotiations with U.S. Cellular, that any new agreement will, at worst, have a neutral impact on Breda’s cellular commissions revenue.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also sell and lease telephone, cellular and related equipment. They face competition in this area because there are numerous competitors who sell and lease that equipment.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following seventeen Iowa towns:

•	Arcadia

•	Auburn

•	Bayard

•	Breda

•	Churdan

•	Farragut

•	Grand Junction

•	Hamburg

•	Lohrville

•	Malvern

•	Oakland

•	Riverton

•	Sidney

•	Tabor

•	Thurman

•	Treynor

•	Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska. Tele-Services, Ltd. sold its Neola cable television system to Walnut Telephone Company on October 1, 2005.

As of December 31, 2005, Tele-Services was providing cable television services to approximately 2,398 subscribers.

Tele-Services derives its principal revenues from the monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns. Those various franchises or agreements will expire by their terms in the following months:

•	Arcadia - August, 2009

•	Auburn - January, 2009

•	Bayard - May, 2008

•	Beaver Lake - December, 2006

•	Breda - Year-to-Year Basis

•	Churdan - June, 2008

•	Farragut - January, 2008

•	Grand Junction - May, 2008

•	Hamburg - Year-to-year Basis

•	Lohrville - March, 2008

•	Malvern - October, 2016

•	Riverton - June, 2013

•	Oakland - November, 2009

•	Sidney - October, 2010

•	Tabor - September, 2016

•	Thurman - December, 2015

•	Treynor - October, 2020

•	Westside - June, 2009

Tele-Services does not anticipate that any of its franchises or agreements will be terminated before the above normal expiration dates. Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire, but no assurance can be given that any franchises or agreements can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes. This would create difficulties for Tele-Services in properly serving its subscribers and providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change their cable services rates, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there is no guarantee that future proposed increases can be implemented in any of the towns.

Tele-Services implemented a rate increase in 2005 for its Sidney community when three channels were added to its line-up. The channel additions were completed by September 13, 2005, after head-end consolidations had taken place for Sidney, Riverton and Farragut. The rate increase was implemented on November 1, 2005.

Tele-Services’ franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently also does not contemplate any cable services competitor coming into the towns given, among other things, the smaller size of the towns.

Tele-Services does face competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers, and that competition has been increasing in recent years. The telecommunications and cable industry are also continually changing, and technological advances may provide Tele-Services’ subscribers with other options. For example, Iowa Network Services is offering cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2006. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future.

Another issue faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which results in a lower potential customer base for Tele-Services.

Tele-Services is also faced with the need to upgrade its plant, equipment and cables in order to add more channel lineups so that it can stay competitive and continue to be able to obtain programming licenses. Tele-Services did add additional channels to its line-up in 2004 and 2005, which required Tele-Services to upgrade some of its cable TV systems and install additional equipment and electronics. Those upgrades and installations were completed during the second quarter of 2004 and the third quarter of 2005. Tele-Services also combined the head-ends on two of its systems into one head-end during the first quarter of 2004, which has allowed three communities to be served by one head-end, and for those three communities to receive local channel services. Tele-Services also combined the headends on two of its systems into one head-end during the third quarter of 2005, which allowed three communities to be serviced by one head-end, and for those three communities to receive local channel services. Tele-Services is continuing to evaluate the possibility of other head-end combinations. The primary goal of Tele-Services in consolidating its head-end equipment is for the equipment to be able to serve two or more communities, instead of just one community, with the intended result of lower maintenance costs for the equipment. The cost of Tele-Services upgrades was approximately $100,100 in 2004, approximately $42,040 in 2005, and is estimated to be approximately $81,186 in 2006.

On February 8, 2006, President Bush signed into law the Deficit Reduction Omnibus Reconciliation Act of 2005, which includes the digital television transition legislation (DTV). The DTV bill sets a February 17, 2009, deadline for broadcasters to transition from analog to digital spectrum. It includes up to $1.5 billion to subsidize set-top box purchases, and includes $1 billion for public safety interoperability. All of the Tele-Services cable service systems are analog systems so Tele-Services will be working to obtain cost estimates to determine its options and feasible business plan in order to meet this deadline.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. As discussed above, Tele-Services’ cable services are also regulated in the sense that those services are provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

BTC, Inc. provides dial-up and high speed internet access services to its customers and to customers of Breda, Prairie Telephone and Westside Independent. BTC, Inc. was providing dial-up internet access to approximately 1,416 subscribers as of December 31, 2005. Of that amount, approximately 861 were subscribers from BTC, Inc.’s Carroll, Iowa market area. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. continue to face ever increasing competition in providing dial-up and high speed internet access. BTC, Inc. is experiencing intense pricing and free services competition in providing internet access in its Carroll, Iowa market. There are at least five competitors in this relatively small market area, and BTC, Inc. experienced a 21.9% decrease in its dial-up customer base in this market during the calendar year 2005. BTC, Inc. had experienced a 19.2% decrease in its dial-up customer base in the Carroll, Iowa market area in 2004, and a 18.9% decrease in 2003.

Breda continues to investigate new technology and product offerings in the Internet field that it can provide to its customers, or that could be considered value-added features to its already existing product. For example, Breda began offering a dial-up accelerator product in June 2004, which allows BTC, Inc. to deliver data services over its existing dial-up and wireless networks at up to six times the normal speed. This type of service would be considered an upgrade from dial-up, but not a replacement for the high speed Internet service. Approximately 8% of BTC, Inc.’s dial-up customer base have elected to upgrade to the accelerator product as of December 31, 2005.

Breda added another service called SecureIt to its Internet service offerings in June 2005. This service takes the place of specific products like Spybot or Adaware, or anti-virus products, all of which need customer interaction on a regular basis to download the newest protections. The SecureIt service manages the updating and maintenance functions associated with patches, anti-virus and spyware, and the service takes the place of having to purchase, install and maintain individual security products. This product has been well received by both Breda Internet customers and customers receiving their Internet service from other providers.

Breda also entered into a marketing and distribution agreement with the National Rural Telecommunications Cooperative (NRTC) on May 13, 2004, for the distribution of satellite and high speed Internet service. One reason Breda entered into this agreement was to provide Breda with a means to provide high speed Internet service to its rural customers, who may otherwise lack the opportunity to obtain high speed Internet service through existing broadband options, such as cable modem, DSL, and wireless, because of distance and location factors. NRTC has a master distribution agreement with WildBlue Communications, Inc., through which NRTC has obtained rights to market, promote, sell and distribute satellite-based Internet access services and related products to end users in the continental United States, including through NRTC’s eligible members, such as Breda.

Breda began offering Wild Blue satellite Internet service in September 2005. The overall response to this service was phenomenal, not only in the satellite beam where Breda is marketing these services, but in all of the beams across the United States and Canada. Breda has been notified by NRTC that the beam in which Breda is providing service will reach its maximum capacity level in the latter part of March 2006. Breda will not be able to add customers to this service until such time as a new satellite is launched, which can increase the capacity in Breda’s service area. NRTC and Wild Blue have generated the funding for this expansion, and anticipate that the new satellite will be launched in the first quarter of 2007.

Breda still believes that it will need to continue to pursue new marketing approaches in order to attempt to retain and increase its Internet customer base, and that there will be continuing competitive pressures to lower dial-up rates and to provide higher speed Internet access. Breda is presently evaluating its high speed Internet service offerings to determine pricing and Internet service options that are possible with the completion of its switch in the Carroll, Iowa market, and its new ability to offer another type of high speed Internet.

Breda expects the overall potential customer base for Internet access to continue to increase, but it is becoming more difficult to predict if Breda or its subsidiaries will experience any increases in their Internet customer base given the increasingly competitive pressures in this area. It is also possible that Breda and its subsidiaries might continue to experience declines in their Internet customer base. Also, competitive pressures regarding pricing may lead to little or no growth, or even declines, in Internet service revenues, even if Breda is successful in increasing its Internet customer base.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, in March of 1999 Prairie Telephone acquired spectrum for providing personal communications services in the Yale telephone exchange area. Spectrum is bandwidth allocated by the FCC which can be used in the transmission of voice, data and television communication. Prairie Telephone is also one of the members of Guthrie Group, L.L.C. Guthrie Group, L.L.C. has acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa.

Breda also acquired spectrum in 1999 for providing personal communications services in the Breda and Lidderdale exchange areas. Breda is a member of Carroll County Wireless, L.L.C., and Breda later sold that spectrum to Carroll County Wireless, L.L.C., at Breda’s cost. The two other telephone companies who are members of Carroll County Wireless, L.L.C. also sold their respective personal communications services licenses to Carroll County Wireless, L.L.C. at their cost. Carroll County Wireless, L.L.C. also acquired other personal communications services licenses for various areas in Carroll County, Iowa, and Carroll County Wireless, L.L.C. currently holds personal communications services licenses for nearly all of Carroll County, Iowa. Breda’s percentage ownership interest in both Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. was 33.33% at December 31, 2005.

Both Breda and Prairie Telephone obtained their personal communications services spectrum from Iowa Wireless, which was formed by Western Wireless Corporation and Iowa Network Services, Inc. The original Participation Agreement called for Iowa Wireless, which changed its name to iwireless in early 2004, to disaggregate/partition and sell to the individual equity holders of Iowa Network Services, Inc. up to ten MHz in certain defined areas. A separate Spectrum Partitioning Agreement required i wireless and the spectrum acquiring telcos, such as Breda and Prairie Telephone, to construct facilities by June 23, 2000 to serve with a signal level sufficient to provide adequate service to at least one-third of the total population of the Des Moines Major Trading Area covering the combined A Block spectrum licensed service areas of Iowa Wireless, Western PCS 1 Corporation and the participating telcos. Build-out provisions in this agreement also required that two-thirds of the total population of the Des Moines Majoring Area covering the same combined service areas of Iowa Wireless, Western PCS 1 and the telcos have a signal level sufficient to provide adequate service by June 23, 2005.

The members of both Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. authorized the funding to erect their first tower in their respective service areas in order to meet the June 23, 2005 deadline. Prairie Telephone paid its proportionate share of the first Guthrie Group L.L.C. capital call, which was $50,000, in February 2005. Breda also paid its proportionate share of the first Carroll County Wireless, L.L.C. capital call, which was $30,000, in February 2005. Both groups co-located their towers on pre-existing towers instead of purchasing or leasing land on which to erect free-standing towers. Carroll County Wireless, L.L.C. turned up its tower to accept roaming traffic in January 2006. The Guthrie Group, L.L.C. tower is expected to be turned up to receive roaming traffic in early second quarter 2006.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. do not currently own spectrum for all of the telephone exchange service areas serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone, Westside Independent and BTC, Inc. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Prairie Telephone purchased 5,000 units of Bug Tussel Wireless, L.L.C. for $200,000 in March, 2005. Prairie purchased 2,462.264 additional units in July, 2005 for $113,264.15, and now owns 9.75% of the issued and outstanding units of Bug Tussel Wireless, L.L.C. Bug Tussel Wireless, L.L.C. is located in Green Bay, Wisconsin, and its operating plan involves erecting tower sites for wireless services.

Prairie Telephone became a 10% owner of Desktop Media, L.L.C. on May 2, 2001. At that time, Breda received its help desk services for Breda’s Internet customers from Desktop Media, L.L.C. Breda now uses Caleris, Inc. to provide its help desk services. Prairie Telephone also loaned

$500,000 to Desktop Media, L.L.C. on May 2, 2001, and advanced an additional $45,307 on June 9, 2004 to fund operational expenses until service revenues were collected. On September 17, 2003, Prairie Telephone signed a principal deferral agreement with Desktop Media, L.L.C. which deferred the principal payments due in the months of September through December 2003, and which also provided that Prairie Telephone’s ownership in Desktop Media, L.L.C. would be increased from 10% to 17% if at any time in the year 2004 Desktop Media, L.L.C. was not able to generate a minimum sustainable monthly profit of $36,000, or was unable to make a regularly scheduled principal payment. Both of these stipulations were not met in the first quarter of 2004, and Prairie Telephone accordingly acquired an additional 7% ownership of Desktop Media, L.L.C.

The outstanding balance on Prairie Telephone’s loans to Desktop Media, L.L.C. is $439,974. Prairie Telephone collected principal payments of $5,000 during 2005. Principal and interest not paid when due draws interest at the rate of fifteen percent (15%) per annum. All regularly-scheduled interest payments totaling $27,271 were paid in 2005.

Prairie Telephone and the other two majority owners of Desktop Media, L.L.C., have determined to sell Desktop Media, and, in January 2006, Desktop received a confidential Letter of Intent from an interested buyer. If Desktop and the interested party are able to agree on the terms of a purchase agreement, and the buyer is able to secure applicable financing, Prairie Telephone anticipates that the sale of Desktop could be completed in second quarter 2006. Prairie Telephone anticipates that it will recover the cost of its investment in Desktop should this pending sale become final.

Revenues may also arise from investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. For example, Prairie Telephone is an investor in RSA #1, Ltd. and RSA #7, Ltd. Those entities are Iowa limited partnerships which provide cellular services in rural areas in central and southern Iowa.

Prairie Telephone also owns .67% of Iowa Network Services’ outstanding stock. Westside Independent owns .45% of Iowa Network Services’ outstanding stock.

Breda is an investor in RSA #9, Ltd. and West Iowa Cellular, Inc. Westside Independent is also an investor in West Iowa Cellular, Inc. West Iowa Cellular, Inc. and RSA #9, Ltd. provide cellular services in rural areas in southern and central Iowa.

Breda also owns 17.4229% of the membership interests in Alpine Communications, L.C., which provides telecommunications exchange and local access services, long distance service, and cable television service in service areas located primarily in Clayton County in northeastern Iowa.

Breda’s share of the earnings or losses of some of these investments is reported on Breda’s income statement on the equity basis. Some of the investments may be a source of cash flow for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. Breda, Prairie Telephone and Westside Independent do not, however, control any distribution decisions for any of those entities, so no distributions are ever guaranteed, and the timing and amount of any distributions will likely vary greatly from year to year.

The value of Breda’s, Prairie Telephone’s and Westside Independent’s investments in the above entities and of their other investments may vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on their ability to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

Breda, Prairie Telephone and Westside Independent each own 10,000 shares of common stock in NECA Services, Inc., which is a for-profit corporation that was organized in 2000 to carry on and expand various business opportunities which may from time to time be presented to the National Exchange Carrier Association, Inc.

Breda, Prairie Telephone and Westside Independent were notified in November 2005 that NECA Services, Inc. had changed its name to Solix, Inc., in order to reflect the growing diversity in the company’s business. The company serves the telecommunication industry through contracts with the Universal Service Administrative Company for support of the federal schools and libraries and rural health care universal service programs. The company also now serves numerous agencies of both the state and federal governments, and more than half of the company’s business currently involves the direct administration of government contracts.

There is no assurance that any of Breda, Prairie Telephone or Westside Independent will ever receive any returns on or other value from their investment in Solix, Inc, whether by distributions or increases in the value of Solix’ common stock. The board of directors of Solix, Inc. did, however, declare a $1 per share dividend in 2005.

Breda, Prairie Telephone and Westside Independent were each owners of Class C stock in the Rural Telephone Bank. The dissolution of the Rural Telephone Bank was approved on August 4, 2005. There were adequate liquidation funds to pay all shareholders at par value. The par value of Breda’s, Prairie Telephone’s and Westside Independent’s shares was $1,336,000, and the liquidation distribution was received in May, 2006. The estimated net of tax gain on the shares is approximately $760,640.

Breda and its subsidiaries also have various other miscellaneous investments. Some of those investments are described in the financial statements found at the end of this annual report.

Service Marks.

Breda has registered the mark “W.I.N. Western Iowa Networks” with the United States Patent and Trademark Office, and Breda and its subsidiaries have all conducted their businesses under the names “W.I.N.” or “Western Iowa Networks” since the second quarter of 2001.

Employees.

As of December 31, 2005, Breda had 34 full time employees, and one part time employee.

Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC, Inc. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This Item should be read in conjunction with the DESCRIPTION OF BUSINESS section of this annual report and with the financial statements and related notes found at the end of this annual report.

General

Breda is a small provider of telecommunication services to residential and business customers in the west central region and the southwest region of rural Iowa. Breda and its subsidiaries, Prairie Telephone, Westside Independent, Tele-Services and BTC, Inc., all conduct business under the names “W.I.N.” or “Western Iowa Networks”.

Breda and its subsidiaries operate seven telephone exchanges as the incumbent or “historical” local exchange carrier (ILEC). In October, 2003, BTC, Inc. began to offer competitive local exchange carrier services (CLEC) to residential and business customers in Carroll, Iowa, where Qwest is the incumbent local exchange carrier. Some of the other telecommunications services provided by Breda and its subsidiaries include long distance services, dial-up and high speed Internet services, cable TV services, and satellite Internet services.

Operating Segments

Breda organizes its business into three reportable segments. Those segments are local exchange carrier services, broadcast services, and Internet service provider services. Breda has organized its business into those segments because the segments are each strategic business units that are managed separately and that offer different products and services in different regulatory environments.

Local Exchange Carrier Services. This segment provides telephone, data services, and other services to customers in the local exchanges served by Breda and its telephone subsidiaries. Breda also provides long distance services to its customers in all of its ILEC and CLEC exchanges and the surrounding areas.

Broadcast Services. This segment provides cable television services to customers in a total of seventeen towns in Iowa and one town in Nebraska. Tele-Services sold its Neola, Iowa cable TV system to Walnut Telephone Co. on October 1, 2005.

Internet Services. This segment provides Internet access to customers in the local exchanges and the surrounding areas and in the Carroll, Iowa market area through BTC, Inc.

The segments in which Breda and its subsidiaries operate are as follows:

Local Exchange Carrier
Breda
Prairie Telephone Co., Inc.
Westside Independent Telephone Company
BTC, Inc.

Broadcast Services
Tele-Services, Ltd.

Internet Service Provider
BTC, Inc.

BTC, Inc. is a subsidiary of Prairie Telephone. BTC, Inc. provides Internet services to its customers and to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for Internet services. As noted above, BTC, Inc. is also a local exchange carrier providing local and long distance telephone services to customers in the Carroll, Iowa market area, where Qwest is the incumbent local exchange carrier.

Breda’s primary source of consolidated revenues is from the telephone services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc. The operating revenues from telephone services are primarily derived from the following types of fees and charges:

Breda receives flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2006, those fees varied from approximately $11.50 to $35 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

Breda also receives access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers. Access charge rates may be at a flat or fixed rate or may depend upon usage. The interstate and intrastate access charge rates are subject to regulation by various governmental authorities. Access charge revenues constitute a substantial part of Breda’s consolidated revenues, and a material risk to Breda arises from the regulation of access charge rates by those authorities. As discussed above in this annual report, the FCC continues to review proposed plans addressing access charge rates, and Breda believes there will be changes made to the current access charge rate system. Breda also believes that if any of the proposed plans are adopted in their current form, they will likely result in substantial reductions in Breda’s access revenues.

The access charge rate payable to telephone companies like Breda, Prairie Telephone, Westside Independent and BTC, Inc. which utilize the “average schedule” basis for receiving inter-state access charge revenues, is currently based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. Breda’s total access charge revenues had been increasing in past years, and that trend continued in 2005 due to traffic routing changes for some of Breda’s Internet usage, traffic routing changes as a result of the installation of a tandem switch in BTC, Inc.’s Carroll Iowa market, and because BTC, Inc. began to offer local phone service in the Carroll, Iowa market in October 2003. Customers that moved their service from the incumbent local carrier to BTC, Inc. also usually selected Breda’s long distance service, which has increased the overall number of customers utilizing Breda’s network to make long distance calls. The increased customer base has increased the overall minutes of use for long distance calls, which has increased Breda’s access revenue. Breda has, however, seen some decrease in its minutes of use because of competition from wireless carriers offering calling plans with such features as unlimited nights and weekend calls. Those types of features lead customers having both wireless and wireline service to use their wireless calling plans to make long distance calls, which results in less traffic being carried over the wireline networks. Also, the Iowa Utilities Board has ruled that wireless traffic is considered local traffic, so the wireless carriers are not entering into interconnection agreements with the wireline carriers for use of their networks. The wireline carriers, such as Breda, accordingly receive less traffic over their networks, and received less payment for the traffic that the wireless carriers routed over the wireline networks since May 2004 when Breda negotiated reciprocal transport and termination agreements with some of the wireless carriers.

As indicated above, Breda, Prairie Telephone and Westside Independent utilize the “average schedule” basis for receiving inter-state access charge revenues. This is the approach taken by most smaller telephone companies. Another approach available for receiving access charge revenues is the “cost” approach. Telephone companies make filings with the FCC, which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs across a sample of telephone companies and certain other factors intended to take into account the size of the particular telephone company in question.

Concerns have been raised on the state level by the Iowa Legislature and the Iowa Utilities Board regarding intra-state rates, and whether alternative intrastate inter-carrier compensation mechanisms should be investigated. A joint task force comprised of representatives from the Iowa Telecommunications Association and the Rural Iowa Independent Telephone Association was formed in the spring of 2003 to compile data from the local telephone companies, such as Breda, in order to document and study the cost of access and make recommendations regarding Iowa access rates. Two industry consulting firms joined this task force, and the committee looked at not only the justification of the present intra-state access rates received by local telephone companies, but also at other revenue recovery alternatives.

The joint task force completed its initial study in May, 2004 and found that the overall results showed costs both higher and lower than the current intra-state access rates, and that the cost per minute for intrastate access fell within a range of 2 cents to 16 cents. The task force is continuing its work and is also now working on issues relating to universal service funding.

Since access charge revenues constitute a substantial portion of Breda’s total consolidated revenues, this is an area of material risk to Breda and its subsidiaries.

Breda does not believe that any increase in intra-state access rates will be recommended by the task force and that, at best, intra-state access rates will stay the same. It is also possible, however, that intra-state access rates will be lowered, and if that occurs, it will have a negative impact on

Breda’s operating income. Breda does not believe, however, that it is possible to predict at this time whether intra-state access rates will be lowered, or if intrastate access rates are lowered, the amount of the decrease in those rates. It is therefore uncertain at this time whether this issue will result in an adverse effect on Breda’s operating income. Breda does, however, anticipate continuing pressure for the lowering of both state and federal access charge rates.

Another revenue recovery issue present in the industry since April 1999 has been the nonpayment of access revenue by wireless carriers on traffic originating and terminating within the same major trading area (intraMTA). Breda and other local exchange carriers had not received payment for the termination of this wireless traffic over their networks to the end user. A joint task force of industry representatives and the Iowa Telecom Association had been working since the spring of 2003 to negotiate with wireless carriers on this issue. In late April 2004, the ITA Wireless Termination negotiating committee was successful in reaching an agreement with four wireless carriers – U.S. Cellular, Verizon Wireless, Sprint PCA and Midwest Wireless. The intent of the joint task force had been that any independent telephone company who wished to participate in the negotiated wireless termination agreements with one of these carriers could “opt in” to one of the wireless termination agreements already on file at the IUB. In July 2004, the joint negotiating team learned that the wireless carriers had rejected the idea of allowing independent telephone companies to “opt in” to one of the wireless termination agreements already on file at the IUB. The latter fact meant that any independent telephone company that wished to participate in the wireless termination agreements with Midwest Wireless, Verizon, US Cellular and Sprint needed to execute their own separate agreement with each wireless carrier. The ITA Wireless Termination negotiating committee continued its efforts to pursue past compensation from the wireless carriers for minutes from April 1999 to March 31, 2004, and also continued its attempts to convince the remaining wireless carriers, including AT&T and Nextel, to sign the “model” agreement. I Wireless agreed to be bound by the model agreement in January, 2005.

Breda began negotiations with the five wireless carriers who had adopted the ITA Model Wireless Termination Agreement, and by late January, 2005 had signed agreements with Sprint, US Cellular, i-wireless and Midwest Wireless for each of Breda, Prairie Telephone, Westside Independent and BTC, Inc. The agreements with Sprint, US Cellular and i-wireless became effective as of May 1, 2004, and the Midwest Wireless agreement became effective January 27, 2005. Breda entered into an agreement with Verizon for each of Breda, Prairie Telephone and Westside Independent on July 29, 2005, with an effective date of May 1, 2004. Verizon would not sign a Wireless Termination Agreement with BTC, Inc. because BTC, Inc. is a competitive local exchange carrier.

The agreements generally provide for compensation on only a going forward basis. The agreements provide for significantly less revenue per minute, and are reciprocal compensation agreements, which means generally that each of the two carriers receives compensation from the other carrier for the transport and termination on each carrier’s network facilities of IntraMTA telecommunications traffic that originates on the network facilities of the other carrier.

The ITA Wireless Termination negotiation committee was also successful in negotiating a settlement with U.S. Cellular and Verizon for the termination of wireless traffic over Breda’s networks for the time period of April 1999 through April 2004. These agreements were settlements of a disputed claim, and did not represent a per-minute payment. In the aggregate, Breda, Prairie and Westside received $24,262 in settlement payments from U.S. Cellular and Verizon for the time period April 1999 through April 2004.

Another access revenue challenge faced by Breda and its counterparts in the industry has been the amount of traffic coming over Qwest facilities which is considered unbillable. In July, 2005, an ITA Task Force met with Qwest representatives to discuss how to address this continuing problem of unbillable traffic. The ITA Task Force had been looking at ways to reduce the amount of unbillable traffic being terminated on independent carrier networks. Qwest suggested a new billing arrangement that is based on an agreement that Qwest reached with the independent telephone companies in Minnesota. Qwest proposed to generate billings that it sends to independent telephone companies based on its own information and on competitive local exchange carrier originating call information. The independent telephone companies would then invoice Qwest from those billings. Qwest would also agree to provide monthly usage data to each independent telephone company that would include call records, EAS and local wireless call data to allow the independent telephone company to bill for approximately 98% of the traffic that is terminated. These records would have to be purchased from Qwest, and would be used to identify and bill the true originator of the remaining wireline traffic delivered by Qwest. As of the date of this filing, the ITA Task Force continues to negotiate with Qwest over the details of the new proposal, and a trial period with a sample group of telephone companies is gathering information on the billing records generated by the proposed new billing arrangement.

Breda also receives revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability and are offering many more custom calling features to their subscribers. BTC, Inc. also offers custom calling features to its subscribers. Revenues from custom calling features are not, however, a material source of revenue.

Breda receives fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent have been experiencing increased competition in this area over the past three years. Their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection. Breda may at some point make a determination to stop providing billing and collection services for other carriers.

Breda also receives fees from per minute rate plans and calling plan fees on long distance calls made by subscribers of Breda, Prairie Telephone, Westside Independent and BTC, Inc. Breda experienced a 29.6% increase in its long distance customer base from December of 2004 to December of 2005.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also each generate revenues from providing Internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. They are experiencing intense services and pricing competition in providing Internet access.

Breda’s other primary source of consolidated revenue is generated from Tele-Services’ cable business. Tele-Services’ operating revenues are generated primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services’ main competition at the time of the preparation of this annual report was from satellite dish providers. The telecommunications and cable industries are also continually changing, and technological advances may provide Tele-Services’ subscribers with other options. For example, Iowa Network Services is offering cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2006. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future. Tele-Services is also faced with a declining population base in its service areas, which results in a lower potential customer base.

Another issue faced by Tele-Services is that the companies which provide programming licensing to cable services providers are requiring the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it will continue to be able to obtain programming licenses and in order to stay competitive.

On February 8, 2006, the Deficit Reduction Omnibus Reconciliation Act of 2005, which includes the digital television transition legislation (DTV) was signed into law. The DTV bill sets a February 17, 2009 deadline for broadcasters to transition from analog to digital spectrum. Tele-Services has not finalized the costs to upgrade all of its transmission equipment from analog to digital, but the DTV bill will require significant upgrades to Tele-Services’ plant, equipment, and cables in order to provide digital transmission of all programming.

Other miscellaneous sources of revenue are discussed in the financial statements found at the end of this annual report.

The following table reflects, on a consolidated basis for Breda and its subsidiaries, the approximate percentage of Breda’s and its subsidiaries’ aggregate revenue which was derived from the three segments described above and from investments as of the close of each of the past two fiscal years:

	2005	2004

Local exchange carrier (1)	81.4%	78.5%
Broadcast (2)	10.8%	12.6%
Internet service provider (3)	7.8%	8.9%

	100.0%	100.0%

(1)	This segment includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for basic local telephone services, (ii) universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers, (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, (iv) per minute rates and calling plans rates for long distance services, and (v) monthly cellular commissions, advertising fees, and miscellaneous revenues.

(2)	This segment includes monthly fees charged for basic and premium cable services.

(3)	This segment includes monthly fees charged for Internet services.

Twelve months ended December 31, 2005 Compared to Twelve months ended December 31, 2004

The table below sets forth the components of Breda’s revenues for the twelve months ended December 31, 2005, compared to the same period in 2004.

	Twelve Months Ended
	December 31,		Change

	2005	2004	Amount	Percentage

OPERATING REVENUES
Local Exchange Carrier
Local network services	$840,166	$731,842	$108,324	14.8%
Network access services	3,326,256	2,870,966	455,290	15.9%
Long distance services	247,218	234,363	12,855	5.5%
Cellular services	1,436,544	1,187,382	249,162	21.0%
Billing and collection services	19,820	27,004	(7,184)	-26.6%
Miscellaneous	199,886	256,627	(56,741)	-22.1%

	$6,069,890	$5,308,184	$761,706	14.3%

Cable television services	803,561	849,691	(46,130)	-5.4%

Internet services	579,063	604,482	(25,419)	-4.2%

	$7,452,514	$6,762,357	$690,157	10.2%

There was an increase in total operating revenues for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004, of $690,157, or 10.2%.

Local Exchange Carrier Services - $761,706

Local exchange carrier services revenues accounted for 81.4% of all operating revenue in the twelve-month period ended December 31, 2005. There was a $761,706, or 14.3%, increase in local exchange carrier services revenues for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004.

Local network services revenues increased $108,324, or 14.8%, for the twelve months ended December 31, 2005, as compared to the same period in 2004, primarily because of the increased number of customers taking phone service from Breda in Carroll, Iowa. Breda’s long distance services revenue also increased $12,855, or 5.5%, for the twelve months ended December 31, 2005, as compared to the twelve-month period ended December 31, 2004, for the same reason. Breda has received a good response to its package offerings that include local and long distance service from both residential and business customers.

Network access services increased $455,290, or 15.9%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. This increase mainly resulted from increased originating and terminating access revenues received on toll traffic generated by Breda’s Internet service subscribers in Breda’s southern Iowa exchanges to reach Breda’s Internet service equipment in Breda, Iowa. This method of provisioning generated approximately $279,705 of access revenue during the twelve-month period ended December 31, 2005, and allows Breda to offer its own Internet services to these customers instead of reselling the Iowa Network Services Internet product. Breda began offering its Internet services to its phone customers in southern Iowa in the latter part of 2004, so there would be minimal corresponding network access revenue during the twelve-month period ended December 31, 2004. Breda also negotiated wireless agreements with five wireless carriers in the first quarter of 2005, and is now billing and receiving payments from those carriers. While the overall payment rate is significantly less than what Breda originally received in access revenues from interexchange carriers for this traffic prior to April, 1999, Breda generated approximately $83,352 in wireless access revenue for the twelve-month period ended December 31, 2005. Breda also received settlement payments of $24,262 going back to April, 1999 through April, 2004 from two of the carriers during the twelve-month period ended December 31, 2005. There was no corresponding access revenue from wireless carriers during the twelve-month period ended December 31, 2004. Breda’s access revenue has also increased because of its increased customer base taking its long distance services, and particularly in Carroll, Iowa,. Breda’s customers generate access revenue when they use Breda’s networks to make long distance calls. Breda also installed a tandem switch in Carroll, Iowa which allows for both the consolidation of traffic from almost all of its subsidiary exchanges to produce economies of scale and also allows Breda to now bill a tandem switching rate element on some of its traffic. Breda estimates that the switching rate element should generate approximately $6,700 per month in additional access revenue. The twelve-month period ended December 31, 2005 includes one month of the tandem switching rate element.

Cellular services increased $249,162, or 21.0%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. This increase was a direct reflection of the 22.6% increase in customers served by Breda’s retail locations during this time period.

Broadcast Services – ($46,130)

Broadcast services decreased $46,130, or 5.4%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. Breda’s subsidiary, Tele-Services, continues to lose customers and to face stiff competition from satellite providers, who are able to provide both extensive channel line-up packages and local channels in their package offerings.

Tele-Services completed a fiber construction project during the quarter ended December 31, 2005, which allowed it to combine its Sidney and Riverton cable TV head ends. Breda continues to explore other consolidation opportunities in its cable TV communities in order to reduce its operating costs through consolidation of equipment and maintenance costs. Rate increases were implemented in November 2005 for the one community that received additional channels from the consolidation of head ends. During the third quarter of 2005, Tele-Services upgraded its software and operating systems on its local channel equipment and therefore was able to implement a paid advertising program for businesses and individuals on the local channels in the communities that have the local channels. Breda hopes to generate some customer loyalty through this avenue of information on local community events, as well as the weather and local news.

Another factor faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services.

Tele-Services sold its Neola, Iowa cable service system to Walnut Telephone Company on October 1, 2005. The Neola system had generated broadcast services revenue from approximately 111 subscribers.

Internet Services – ($25,419)

Internet services revenue decreased $25,419, or 4.2%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. The decrease is directly attributable to the decrease in BTC, Inc.’s Internet service customer base, which is the result of the intense competition by multiple suppliers in the Carroll, Iowa market area. Breda is gaining high-speed Internet customers in the Carroll, Iowa area because BTC, Inc. is offering bundled services packages that include Internet services, as well as local telephone and other communication services. Breda was, however, forced by competitive pressures to reduce its pricing on its high speed Internet services in October, 2004. The price decrease is reflected in Internet services revenue during the twelve-month period ended December 31, 2005.

OPERATING EXPENSES

The table below sets forth the components of Breda’s operating costs for the twelve months ended December 31, 2005, compared to the same period in 2004.

	Twelve Months Ended
	December 31,		Change

	2005	2004	Amount	Percentage

OPERATING EXPENSES
Cost of services	$3,535,861	$3,012,257	$523,604	17.4%
Depreciation and amortization	931,294	1,023,799	(92,505)	-9.0%
Selling, general and administration	1,957,493	1,890,344	67,149	3.6%

	$6,424,648	$5,926,400	$498,248	8.4%

Cost of Services - $523,604

Cost of services increased $523,604, or 17.4%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. As a result of customer growth in competitive local exchange carrier access lines, long distance services, and cellular services, the provisioning costs, which include labor and benefits, increased $246,628 for those services during the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. Cellular provisioning accounted for $191,968 of the $246,628 increase. As noted previously, overall customer growth declined for Tele-Services’ cable TV services, but Tele-Services experienced a $6,659 programming fees increase for its cable TV offerings during 2005. Breda had additional Internet start-up costs with the roll-out of its satellite Internet service, some preparation costs for the roll-out of it ADSL flavor of high speed Internet, as well as long distance provisioning costs to provide its own Internet service in its southern Iowa exchanges which caused a $270,317 increase in Internet provisioning costs during the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. Breda is allocating a portion of shared provisioning costs between its CLEC operation and its Internet services operation.

Depreciation and Amortization – ($92,505)

Depreciation and amortization expense decreased $92,505, or 9%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. Some of Breda’s plant assets are fully depreciated, which is reflected in the depreciation expense decrease for the twelve-month period ended December 31, 2005. As of December 31, 2005, Breda has begun depreciating over $1,000,000 in new plant assets for a switch in its BTC, Inc. operations and for Emergency Alert Equipment in its cable TV operations. These assets became operational in the fourth quarter of 2005, and have generated some additional depreciation expense for the last three months of the twelve-month period ended December 31, 2006.

Selling, General and Administration – $67,149

Selling, general and administration expenses increased $67,149 for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. While property tax expense increased $46,277 during the twelve-month period ended December 31, 2005, when compared to the same period in 2004, this increase was offset by decreased wage and benefits costs from decreased staffing in the Customer Service department of $10,872. Corporate operations increased $31,744 for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004, and was mainly due to increased professional fees associated with Breda’s SEC compliance work.

OTHER INCOME (EXPENSE)

The table below sets forth the components of other income (expense) for the twelve-month period ended December 31, 2005, compared to the same period in 2004.

	Twelve Months Ended
	December 31,		Change

	2005	2004	Amount	Percentage

OTHER INCOME (EXPENSES)
Interest and dividend income	$462,382	$389,110	$73,272	18.8%
Loss on note receivable impairment	—	(172,974)	172,974	-100.0%
Interest expense	(105,409)	(126,737)	21,328	-16.8%
Income from equity investments	1,237,722	1,315,574	(77,852)	-5.9%
Other, net	20,751	(14,179)	34,930	246.4%

	$1,615,446	$1,390,794	$224,652	16.2%

Interest and Dividend Income. Interest and dividend income increased $73,272, or 18.8%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. This increase in interest and dividend income was due to the increased investments in both temporary investments and marketable securities on which Breda generates interest income, and from higher interest rates earned on invested funds. Two of Breda’s subsidiaries, Prairie Telephone and Westside Independent, received catch-up dividends for past years totaling $31,018 from their investment in Iowa Network Services during the twelve-month period ending December 31, 2005, and for which there would be no corresponding income during the twelve-month period ended December 31, 2004. Breda also received increased dividends during the twelve-month period ended December 31, 2005 for some of its other investments.

Loss on Note Receivable Impairment. There was a positive adjustment to Other Income (Loss) for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. A $172,974 loss on a note receivable to Desk Top Media, L.L.C. had been recorded during the twelve-month period ended December 31, 2004. Since there is no corresponding entry during the twelve-month period ended December 31, 2005, there is a positive $172,974 adjustment when comparing the two twelve-month periods.

Interest Expense. The $21,328, or 16.8%, decrease in interest expense for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004, is the result of the reduction of the Rural Telephone Finance Cooperative loan balance on which interest is calculated because of the payment of the scheduled principal payments on the loan.

Income from Equity Investments. Income from equity investments decreased $77,852, or 5.9%, for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. The equity investments income shown on Breda’s financial statements is Breda’s pro-rata share of the net income or net loss of each equity investment, based on Breda’s percentage of ownership in each equity investment. The decrease in equity investments income reported on Breda’s income statement for the twelve-month period ended December 31, 2005 is a reflection of the net increases and decreases in the net income of Breda’s equity investments. Most of Breda’s equity investments are in cellular partnerships. The cellular partnerships have been under market pressure from carriers such as AT&T, Sprint and Verizon, to renegotiate their roaming contracts at lower rates. As a result, the cellular partnerships making up Breda’s equity investments are receiving less roaming revenue, even though the number of customers and the minutes of use have increased. Because of competition from other wireless carriers, more free evening and week-end minutes are being included for the same base rate in the customer package offerings, which has also decreased the overall service revenues in these cellular partnerships.

Other, Net. Other net income increased $34,930, or 246.4%, for the twelve months ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004. Breda realized a $33,304 gain on the sale of its Neola, Iowa cable TV system in October, 2005, for which there was no corresponding entry during the twelve-month period ended December 31, 2004. Breda also began leasing space on two towers to cellular providers during 2005, and for which there would be no corresponding revenue for the twelve-month period ended December 31, 2004. Miscellaneous installation work for residential and business customers also increased during the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004.

Income Tax Expense. Income taxes increased $34,093, or 4.3%, for the twelve-month period ended December 31, 2005, when compared to the same period in 2004. The increase is a direct reflection of the increased income generated from operations and other income sources. The effective tax rate in 2005 is 31.3%, compared to a 35.7% tax rate in 2004. The effective tax rate differs from the U.S. statutory rate due to state income taxes and the proportion of income from investments which are exempt from income tax.

Net Income. Net income increased $421,061, or 30.2%, for the twelve-month period ended December 31, 2005, when compared to the same period in 2004.

Liquidity and Capital Resources at Twelve Months Ended December 31, 2005.

Breda’s short-term and long-term liquidity requirements arise primarily from the following: operations and working capital requirements; capital expenditures; interest payments on the long term financing from the Rural Telephone Finance Cooperative; dividend payments on Breda’s common stock; redemption of Breda’s common stock; and potential industry-related acquisitions or investments.

Breda intends to fund the operations, working capital requirements, capital expenditures, interest payments, dividend payments, and stock redemptions from cash from operations. Breda also intends to fund smaller industry-related acquisitions or investments from cash from operations. For the twelve months ended December 31, 2005 and 2004, cash provided by operating activities was $2,415,829 and $2,299,550, respectively.

To fund any significant future acquisitions or investments, Breda would consider the redemption of its short-term and long-term marketable securities investments; the use of its revolving lines of credit with the Rural Telephone Finance Cooperative; or the addition of long-term debt from industry lenders. Breda presently has an unused line of credit with the Rural Telephone Finance Cooperative of $1,500,000, and Prairie Telephone has an unused line of credit with the Rural Telephone Finance Cooperative of $500,000. Breda’s present revenues would be able to sustain the costs of additional debt if the need arose. However, all potential acquisitions or investments would be evaluated on their own merits for cash and revenue production, and if the return on investment was sufficient to incur the additional debt.

Breda has historically funded its operations and capital expenditure requirements primarily from cash from operations. The following table summarizes Breda’s short-term liquidity as of December 31, 2005, and December 31, 2004.

	As of

	December 31,	December 31,
	2005	2004

Short-Term Liquidity
Current Assets	$2,766,901	$2,344,963
Current Liabilities	(1,115,177)	(703,508)

Net Working Capital	$1,651,724	$1,641,455

Cash and Cash Equivalents	$739,741	$1,036,804
Short Term Marketable Securities	$635,409	$232,645
Available on Line of Credit	$2,000,000	$2,000,000

The increase in current assets from December 31, 2004 to December 31, 2005 is mainly due to a net $105,701 increase in Breda’s cash and temporary investments, and a $296,542 increase in its accounts receivable. The increase in accounts receivable is mainly due to increased amounts due to Breda from its interexchange carriers for the use of Breda’s networks to terminate their traffic. All of the funds were received by Breda after December 31, 2005.

The increase in current liabilities from December 31, 2004 to December 31, 2005 is due mainly to a $155,704 increase in accounts payable, a $179,902 increase in accrued taxes, and a $65,563 increase in other liabilities. The account payable increase is primarily due to the receipt of invoices for the payment of plant under construction costs for the switch installation in the Carroll, Iowa exchange that were paid after December 31, 2005, and for amounts owing to a neighboring telephone company for fiber rent. Accrued taxes also increased current liabilities by $179,902 as of December 31, 2005, and was primarily the result of the 27.6 % increase in property taxes resulting from new property assessments implemented by county assessors, and the increase in federal and state income taxes payable because of the increased revenue generated in 2005, and for which additional payments were made after December 31, 2005.

The following table summarizes Breda’s sources and uses of cash for the twelve months ended December 31, 2005 and 2004.

	Twelve Months
	Ended December 31,

	2005	2004

Net Cash Provided (Used)
Operating Activities	$2,415,829	$2,299,550
Investing Activities	$(2,288,210)	$(2,063,479)
Financing Activities	$(424,682)	$(404,817)

For the twelve months ended December 31, 2005 and 2004, cash provided by operating activities was $2,415,829 and $2,299,550, respectively.

Cash used in investing activities increased $224,731 for the twelve-month period ended December 31, 2005, when compared to the twelve-month period ended December 31, 2004, and is mainly attributable to the purchase of a new switch in Carroll, Iowa.

Prairie Telephone purchased 5,000 units in Bug Tussel Wireless, L.L.C. for $200,000 in March, 2005, and an additional 2,462.264 units of Bug Tussel Wireless, L.L.C. for $113,264.15 in the third quarter of 2005. Prairie Telephone currently has a 9.75% interest in Bug Tussell Wireless, L.L.C. During the twelve-month period ended December 31, 2005, Breda also contributed additional capital of $50,000 to Guthrie Group, L.L.C. and $30,000 to Carroll County Wireless L.L.C. for tower buildout construction.

Cash used in financing activities was $424,682 for the twelve-month period ended December 31, 2005, and $404,817 for the twelve-month period ended December 31, 2004. During the twelve-month period ended December 31, 2005, cash was used to repay $154,013 of long term debt, to pay dividends to the shareholders of $7 per share totaling $218,190, and to redeem common stock for $52,479. Breda used cash during the twelve-month period ended December 31, 2004 to repay $144,183 of Rural Telephone Finance Cooperative long term debt, to pay dividends to shareholders of $3 per share totaling $94,479, and to redeem common stock for $166,155.

Long Term Debt. As of December 31, 2005, Breda had $1,479,448 of long-term debt with the Rural Telephone Finance Cooperative. This debt carries a fixed rate of interest of 7.35%. Substantially all of the assets of Breda are pledged as security for the long-term debt. The Rural Telephone Finance Cooperative notes are to be paid in equal quarterly installments covering principal and interest until paid in full by the year 2013.

The security and loan agreements underlying the Rural Telephone Finance Cooperative notes contain certain restrictions on distributions to stockholders, investment in or loans to others, and payment of management fees or an increase in management fees. Breda is restricted from making any distributions, except as might be specifically authorized in writing in advance by the Rural Telephone Finance Cooperative note holders, unless Breda’s net worth meets the minimum requirements set forth in the loan agreements and distributions are limited to certain levels of prior year cash margins. In addition, Breda is required to achieve a debt service coverage ratio of not less than 1.25 to 1, and a times interest earned ratio of not less than 1.5 to 1.

Obligations and Commitments

Breda’s ongoing capital commitments include capital expenditures and debt service requirements. For the twelve months ended December 31, 2005, capital expenditures were $1,434,265.

Breda’s contractual obligations as of December 31, 2005 were:

2006	$164,513
2007	$175,729
2008	$187,710
2009	$200,507
2010	$214,177
2011 and After	$536,812

Breda believes that cash provided by operations and current cash balances will be adequate to meet Breda’s foreseeable operational, capital expenditure, and debt service requirements. Breda’s actual cash needs and the availability of required funding may, however, differ from Breda’s expectations and estimates, and those differences could be material. Future capital requirements would depend on many factors, including, among others, the demand for Breda’s services in Breda’s existing markets and regulatory, technological and competitive developments.

Off-Balance Sheet Risk and Concentration of Credit Risk

Breda has no off-balance sheet exposure or risk.

Breda has certain financial instruments which could potentially subject Breda to concentrations of credit risk. These financial instruments consist primarily of trade receivables and cash and temporary cash investments.

Breda adheres to its investment policy with respect to marketable securities, which allows investments in:

•	securities issued or guaranteed by the U.S. Government or its agencies,

•	corporate or municipal bonds rated A or better by a major rating service, and

•	money market funds investing in U.S. Government, U.S. Agency or highly rated municipal securities.

DIRECTORS AND OFFICERS

The directors and executive officers of Breda are as follows:

Name	Age	Position(s)

Charles Thatcher	54	President and
		Director

Dave Grabner	57	Vice President and
		Director

Rick Anthofer	49	Treasurer and
		Director

John Wenck	67	Secretary and
		Director

Dean Schettler	53	Director

Neil Kanne	59	Director

Daniel Nieland	49	Director

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director of Breda will end at the annual shareholders meeting which will be held in 2007. He has also served as a director of each of Breda’s subsidiaries since May, 2001. Mr. Thatcher was elected as the President of Breda and of each of Breda’s subsidiaries on June 14, 2005. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 21 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.

Dave Grabner has been a director of Breda since April, 1999. His current term as a director of Breda will end at the annual shareholders meeting which will be held in 2008. He has also been a director of each of Breda’s subsidiaries since April, 1999. Mr. Grabner was the Treasurer of Breda and of each of Breda’s subsidiaries from June, 2001 until June 14, 2005, at which time he was elected as the Vice President of Breda and of each of Breda’s subsidiaries. Mr. Grabner has been self-employed as an electrician for approximately 35 years. He was also previously self-employed as a farmer.

Rick Anthofer has been a director of Breda since August, 2003. His current term as a director will end at the annual meeting of the shareholders which is held in 2006. He has also served as a director of each of Breda’s subsidiaries since August, 2003. Mr. Anthofer was elected as the Treasurer of Breda and each of Breda’s subsidiaries on June 14, 2005. Mr. Anthofer has been the vice president of Breda Savings Bank, Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll County State Bank in Carroll, Iowa, for approximately thirteen years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988.

John Wenck has been a director of Breda since April, 1997, and his current term as a director of Breda will end at the annual shareholders meeting which is held in 2006. He has also served as a director of each of Breda’s subsidiaries since May, 1997. Mr. Wenck has been the Secretary of Breda and each of Breda’s subsidiaries since June 2004. Mr. Wenck is currently self-employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Dean Schettler has been a director of Breda since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2006. He has also been a director of each of Breda’s subsidiaries since April, 1997. Mr. Schettler was the President of Breda and each of Breda’s subsidiaries from May 11, 1998 through June 9, 2003, and he was the Vice-President of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Neil Kanne has been a director of Breda since May, 2004, and his term as a director will end at the annual shareholders meeting which will be held in 2007. Mr. Kanne also became a director of each of Breda’s subsidiaries in May, 2004. Mr. Kanne has been self-employed as a farmer for approximately the last 35 years.

Daniel Nieland has been a director of Breda since May 17, 2005. His term as a director will end at the annual shareholders meeting which is held in 2008. Mr. Nieland also became a director of each of Breda’s subsidiaries in May, 2005. Mr. Nieland has been self-employed as a farmer since 1978. He has served as a board member of Mt. Carmel Mutual Insurance Association in Breda, Iowa since approximately 1988.

The number of directors for Breda is currently fixed at seven. Each of Breda’s directors is elected to a three year term and until his or her successor is elected. The terms of the directors are staggered, so that three of the directors’ terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual organization meeting, and hold office until the next annual organization meeting of the board of directors and until their respective successors are chosen. The annual organization meeting is generally the first regularly scheduled meeting of the board of directors which follows the annual shareholders meeting. Any officer may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda.

The following two employees made significant contributions to Breda’s business in 2005:

Name	Age	Position

Robert J. Boeckman	44	Chief Operations Officer and
		Co-Chief Executive Officer

Jane A. Morlok	52	Chief Financial Officer and
		Co-Chief Executive Officer

As indicated, Robert Boeckman was the chief operations officer and co-chief executive officer of Breda during 2005. He had been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda’s assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title of chief operating officer. His title became chief operations officer and co-chief executive officer on March 20, 1998. Mr. Boeckman resigned his position as Breda’s chief operations officer and co-chief executive officer on March 14, 2006.

Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her title was chief financial officer and co-chief executive officer from March 20, 1998 to July 1, 2006. She served as Breda’s interim chief executive officer from April 11, 2006 until July 1, 2006. Her current title is chief financial officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

Breda retained Steve Frickenstein as the chief executive officer of Breda effective on July 1, 2006. Breda also retained Charles Deisbeck as the chief operations officer of Breda effective on July 1, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 31,023 shares of its common stock issued and outstanding as of December 31, 2005. Those shares were held by approximately 562 different shareholders.

Breda’s common stock is not listed on any exchange, and there is no public trading market for Breda’s common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda’s common stock is also not a liquid investment because the Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

•	residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda’s telephone services, and

•	entities which have their principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribe to Breda’s telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda’s subsidiaries cannot buy common stock of Breda unless they also meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through the issuance of the shares by Breda. Breda has not issued any shares since 1998.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda unless:

•	the shareholder already exceeded that percentage on February 28, 1995, or

•	the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda’s common stock, the shares of Breda’s common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda’s board of directors determines the purchase price payable for newly-issued shares of Breda’s common stock. Breda’s board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder’s shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

•	the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

•	the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

•	the shareholder dies, unless the heir of the shares of Breda’s stock meets the eligibility requirements for ownership of Breda’s stock.

The board of directors had historically established the issuance price and the redemption price at approximately 75% of the book value of Breda, but in 2002, the board began to establish those prices at approximately 70% of the book value of Breda.

The board of directors has historically made this determination in March, April or May of each year, based upon Breda’s then most recent year-end audited financial statements. Breda’s fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda’s book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in

October of 1999. The auction is discussed below. The board of directors took that action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed that it was appropriate to make a new determination of the issuance price and redemption price given the sale of Breda’s direct broadcast satellite operation on January 11, 1999. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda’s books until the first quarter of 1999, and was therefore not included in the 1998 year-end financial statements which had been utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda’s shares of common stock to be $180 per share. The $180 amount was determined based upon Breda’s 1999 audited financial statements, and was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the annual shareholders meeting for 2001.

The board of directors determined to again depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda’s common stock and the redemption price for Breda’s shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda’s shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone’s basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda’s common stock.

The board of directors has followed Breda’s historical practices since that time, by announcing a new issuance and redemption price of:

•	$258 per share at the May 16, 2001 annual meeting of the shareholders,

•	$280 per share at the May 21, 2002 annual meeting of the shareholders,

•	$303.00 per share at the May 20, 2003 annual meeting of the shareholders,

•	$326 per share at the May 18, 2004 annual meeting of the shareholders, and

•	$357 per share at the May 17, 2005 annual meeting of the shareholders.

•	$394 per share, by letter to the shareholders dated July 12, 2006.

The per share amount was established based upon Breda’s book value as reflected in its most recent year-end audited financial statements, consistent with Breda’s historical practices, except that, since 2002, the redemption price has been set at approximately 70% of the book value.

The $394 per share amount that was announced by the letter to the shareholders dated July 12, 2006, was announced by that letter instead of at the 2006 annual meeting of the shareholders, given the delays experienced by Breda in holding the 2006 annual meeting of the shareholders.

The board of directors currently intends to continue to address this issue on an annual basis consistent with the above described historical practices of the board of directors, except that the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are material or significant events.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to the current $394 per share amount described above. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

•

The referenced increase was due primarily to two “one-time” material events, those being the sale of Breda’s direct broadcast satellite operation and the sale of Prairie Telephone’s stock in Central Iowa Cellular, Inc., and

•

Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries’ normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda’s common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder’s shares. Breda’s repurchases of its common stock are discussed below in this Item.

As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda’s common stock were given the opportunity to sell those shares to other Breda shareholders. There are no current plans, however, to arrange any other auctions in the future. Breda does maintain a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder’s shares, a shareholder may, with the consent of Breda’s board of directors, transfer the shareholder’s shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not otherwise eligible to be a shareholder in Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling), even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda’s right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. The shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

The board notified shareholders by letter dated September 23, 2005, that commencing January 1, 2006, all stock redemption requests would be redeemed after a ninety-day waiting period. This ninety-day period was implemented to encourage the offering of shares for sale to other eligible buyers who have expressed interest in purchasing shares of Breda Telephone Corp. stock. Breda reserves its right to exercise its right of first refusal, but if the shareholder wishing to redeem shares elects to not contact eligible buyers, the shares could still be redeemed if approved by the Board, but under a 90-day time period for completing the redemption.

Breda’s bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Given that repurchases of common stock by Breda currently are the primary method for a shareholder to be able to sell the shareholder’s shares, the following paragraphs provide additional information on Breda’s purchases of its common stock from its shareholders from 1996 through 2005.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares of its common stock from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998,

Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda in 1999, except that in November, 1999, Breda effectuated a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa’s escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was $149 per share. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

During 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

During 2001, Breda repurchased a total of 2,216 shares of its common stock from twenty-six different shareholders. Two hundred twenty of those shares were purchased at $235 per share, and the rest of those shares (1,996) were purchased at $258 per share.

Breda repurchased a total of 2,025 shares of its common stock during 2002 from thirty-two different shareholders. Two hundred eighty-seven of those shares were purchased for $258 per share. The rest of those shares (1,738) were purchased for $280 per share.

Breda repurchased a total of 1,306 shares of its common stock during 2003 from 23 different shareholders. One hundred eighty-eight of those shares were purchased at $280 per share, and the rest of those shares (1,118) were purchased for $303 per share.

During 2004, Breda repurchased a total of 524 shares of its common stock from 13 different shareholders. Two hundred three of those shares were purchased at $303 per share. The rest of those shares (321) were purchased for $326 per share.

Breda repurchased a total of 147 shares of its common stock during 2005 from 8 different shareholders. All of those shares were purchased at $357 per share.

There were transfers among the shareholders of Breda during some of the above periods for which Breda did not exercise its right of first refusal. Some of those transfers are noted below.

Breda’s ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below in this Item.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a period of over ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule 144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder’s ability to sell or transfer any shares of Breda’s common stock.

The marketability and value of Breda’s shares of common stock may also be limited or adversely affected by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock that was held by them on February 28, 1995, and continuing until one of the following occurs:

•	the shareholder no longer receives service from Breda,

•	the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

•	the shareholder dies, or

•	the shareholder transfers the shareholder’s shares to someone else.

As of December 31, 2005, there were 22 shareholders with multiple voting rights arising from their prior ownership of the former Class A stock, and they have one vote for each share of the former Class A stock that was held by them on February 28, 1995. Those 22 shareholders held a total of 61 shares of Class A stock on that date.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda’s common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda’s common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda’s shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder’s shares to Breda at that price. The $142 figure was approximately 60% of Breda’s book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda determined in late 1999 to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda’s common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda’s common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda who subscribes to Breda’s telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda’s telephone services.

A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda’s common stock, the shares of Breda’s common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda.

The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one is required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares which are intended to be sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

During the calendar year 2000, five separate sales of shares occurred between shareholders on the list. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2001, three separate sales of shares occurred between shareholders on the list. Two sales each involved seven shares, which were sold for $258 per share. The other sale involved forty-three shares, which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2002, three separate sales of shares occurred between shareholders on the list. Two sales involved two shares which were sold for $258 per share. The other sale involved three shares which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2003, one sale of shares occurred between shareholders on the list. The sale involved two shares, which were sold for $280 per share.

There were no sales of shares between shareholders on the list during the calendar year 2004.

During the calendar year 2005, six separate sales of shares occurred between shareholders on the list. One sale involved twelve shares which were sold for $326 per share. One sale involved twenty eight shares which were sold for $357 per share. Two sales involved two shares each which were sold for $357 per share. One sale involved 16 shares which were sold for $367 per share. The last sale involved twenty one shares which were sold for $357 per share. Breda elected not to exercise its right of first refusal on any of these shares.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list.

Breda has declared and paid eight dividends to its shareholders since Breda was incorporated in 1964. The first six dividends were declared in March or April of, respectively, 1999, 2000, 2001, 2002, 2003 and 2004. Each of those dividends was in the amount of $3.00 per share. The aggregate dividend paid was, respectively, $113,166, $113,046, $111,087, $104,214, $98,436, and $94,479. Breda declared a $7.00 per share dividend on March 1, 2005, for an aggregate dividend of $218,190. Breda also declared a $7.00 per share dividend on March 14, 2006, for an aggregate dividend of $217,161.

Payment of dividends is within the discretion of Breda’s board of directors, and out of funds legally available therefor as provided in the Iowa Business Corporation Act. Breda’s ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the RTFC. Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

The restrictions in the RTFC loan agreements also apply to Breda’s purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may also preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this Item.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2005. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible or exchangeable into or for common stock of Breda. Breda’s shares of common stock are not convertible into any other securities.

AVAILABILITY OF OTHER INFORMATION

Breda will provide to a shareholder, upon the written request of the shareholder, a copy of Breda’s annual report on Form 10-KSB for the year ended December 31, 2005. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any such written request to Breda at the following address:

Breda Telephone Corp.
112 East Main
P.O. Box 190
Breda, Iowa 51436

The request should be directed to the attention of Charles Thatcher, President of Breda.

FINANCIAL STATEMENTS

          The following pages are certain financial statements of Breda with respect to the years ended December 31, 2004 and December 31, 2005.

[The remainder of this page is intentionally left blank.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were unable to obtain audited financial statements for 2005 supporting the Company’s investment in RSA No. 7 Limited Partnership, Iowa 8 Monona Limited Partnership and RSA No. 9 Limited Partnership stated at $2,188,757 at December 31, 2005, or its equity in earnings in such Limited Partnerships of $806,971, which is included in net income for the year ended as described in Note 4 to the financial statements; nor were we able to satisfy ourselves about the carrying value of the investment or the equity in its earnings by other auditing procedures. We were able to obtain and review the audited financial statements for the stated Limited Partnerships for 2004.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding the investment and earnings of RSA No. 7 Limited Partnership, Iowa 8 Monona Limited Partnership and RSA No. 9 Limited Partnership, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kiesling Associates LLP

West Des Moines, Iowa
January 27, 2006

Breda Telephone Corp.
And Subsidiaries
Breda, IA

Consolidated Financial Statements
For the Years
Ended December 31, 2005 and 2004

BREDA TELEPHONE CORP. AND SUBSIDIARIES
BREDA, IOWA

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004

	2005	2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$739,741	$1,036,804
Marketable securities	635,409	232,645
Accounts receivable	952,579	656,036
Interest receivable	107,229	65,210
Current portion of note receivable	144,000	144,000
Inventory, at average cost	122,953	103,617
Other	42,196	57,508
Deferred income taxes	22,794	49,143

	2,766,901	2,344,963

OTHER NONCURRENT ASSETS
Marketable securities	5,463,298	5,417,170
Investments in unconsolidated affiliates at equity	5,519,572	4,679,772
Other investments at cost	790,066	793,935
Goodwill	896,812	896,812
Note receivable, less allowance of $219,691 and $172,974 in 2005 and 2004, respectively	75,469	121,577

	12,745,217	11,909,266

PROPERTY, PLANT AND EQUIPMENT	5,215,291	4,703,083

TOTAL ASSETS	$20,727,409	$18,957,312

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$164,513	$154,013
Accounts payable	428,211	272,507
Accrued taxes	378,871	198,969
Other	143,582	78,019

	1,115,177	703,508

LONG-TERM DEBT, less current portion	1,314,935	1,479,448

DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES	855,542	876,668

STOCKHOLDERS’ EQUITY
Common stock - no par value, 5,000,000 shares authorized, 31,023 and 31,170 shares issued and outstanding at $357 and $326 stated values, respectively	11,075,211	10,161,420
Retained earnings	6,366,544	5,736,268

	17,441,755	15,897,688

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,727,409	$18,957,312

The accompanying notes are an integral part of these consolidated financial statements.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2005 and 2004

	2005	2004

OPERATING REVENUES	$7,452,514	$6,762,357

OPERATING EXPENSES
Cost of services	3,535,861	3,012,257
Depreciation and amortization	931,294	1,023,799
Selling, general, and administrative	1,957,493	1,890,344

	6,424,648	5,926,400

OPERATING INCOME	1,027,866	835,957

OTHER INCOME (EXPENSES)
Interest and dividend income	462,382	389,110
Interest expense	(105,409)	(126,737)
Loss on note receivable	—	(172,974)
Income from equity investments	1,237,722	1,315,574
Other, net	20,751	(14,179)

	1,615,446	1,390,794

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,643,312	2,226,751

INCOME TAXES	828,576	794,483

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,814,736	1,432,268

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(38,593)

NET INCOME	$1,814,736	$1,393,675

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE PER COMMON SHARE	$58.37	$45.70

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(1.23)

NET INCOME PER COMMON SHARE	$58.37	$44.47

The accompanying notes are an integral part of these consolidated financial statements.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
December 31, 2005 and 2004

	Common Stock
			Retained Earnings
	Shares	Amount		Total

Balance at December 31, 2003	31,694	$9,603,282	$5,161,365	$14,764,647

Comprehensive income:
Net Income			1,393,675	1,393,675

Dividends paid			(94,479)	(94,479)

Common stock redeemed, net	(524)	(166,155)		(166,155)

Stated value stock adjustment		724,293	(724,293)

Balance at December 31, 2004	31,170	10,161,420	5,736,268	15,897,688

Comprehensive income:
Net Income			1,814,736	1,814,736

Dividends paid			(218,190)	(218,190)

Common stock redeemed, net	(147)	(52,479)		(52,479)

Stated value stock adjustment		966,270	(966,270)

Balance at December 31, 2005	31,023	$11,075,211	$6,366,544	$17,441,755

The accompanying notes are an integral part of these consolidated financial statements.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,814,736	$1,393,675
Adjustments to reconcile net income to cash provided by operating activities:
Cumulative effect of change in accounting principle	—	60,000
Depreciation and amortization	931,294	1,023,799
Deferred income taxes	9,924	391,836
Amortization of investment tax credits	(4,701)	(9,769)
Amortization of investment premium/discount - net	64,521	75,590
Equity income in unconsolidated affiliates, net of distributions received of $847,902 and $578,077 in 2005 and 2004, respectively	(389,819)	(737,497)
Realized gain on sale of property	(33,444)	—
Note receivable discount	(5,609)	(10,443)
Loss on impairment of note receivable	—	172,974
Changes in assets and liabilities:
(Increase) Decrease in:
Receivables	(338,562)	(104,962)
Prepayments	15,312	(32,102)
Inventory	(19,336)	4,390
Increase (Decrease) in:
Accounts payable	126,048	38,705
Accrued taxes	179,902	92,377
Other	65,563	(59,023)

Net cash provided by operating activities	2,415,829	2,299,550

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,434,265)	(585,873)
Purchase of investments	(1,100,603)	(2,161,504)
Purchase of equity investments	(403,264)	—
Purchase of other investments - at cost	(3,340)	(3,537)
Issuance of notes receivable	—	(45,307)
Proceeds from the sale of property	53,863
Proceeds from the sale of investments	587,190	673,660
Proceeds from the sale of other investments - at cost	7,209	6,749
Repayment of notes receivable	5,000	52,333

Net cash used in investing activities	(2,288,210)	(2,063,479)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long term debt	(154,013)	(144,183)
Common stock redeemed, net	(52,479)	(166,155)
Dividends paid	(218,190)	(94,479)

Net cash used in financing activites	$(424,682)	$(404,817)

Net Increase (Decrease) in Cash and Cash Equivalents	$(297,063)	$(168,746)

Cash and Cash Equivalents at Beginning of Period	1,036,804	1,205,550

Cash and Cash Equivalents at End of Period	$739,741	$1,036,804

The accompanying notes are an integral part of these consolidated financial statements.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Breda Telephone Corporation (herein referred to as “the Company”) is a provider of telecommunications exchange and local access services, long distance services, cable television services and internet services in a service area located primarily in western Iowa. The company is also involved in retail sales of cellular equipment and service plans for cellular partnerships of which it owns interests, and sales of other telecommunications equipment.

Basis of Presentation

The accounting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the telephone companies are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission (FCC) as modified by the state regulatory authority.

The accounting records for the Company’s cable television operations are maintained in accordance with the Uniform System of Accounts for CATV Companies prescribed by the National Association of Regulatory Utility Commissioners.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries, Prairie Telephone Co., Inc., Tele-Services, Ltd., and Westside Independent Telephone Company. All material intercompany transactions have been eliminated in consolidation.

Cash Equivalents

All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

Investments

Marketable debt and equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Marketable debt and equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders’ equity.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments, (Continued)

Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company uses the specific identification method of computing realized gains and losses.

Nonmarketable equity investments, over which the Company has significant influence or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

Inventory

Inventory includes both merchandise held for resale and material and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies, used in the construction of the Company’s facilities to provide telecommunications services, are recorded at average cost.

Goodwill

Goodwill is deemed to have an indefinite life and is stated at the lower of cost or fair value. The asset is subject to periodic impairment tests.

Property, Plant and Equipment

Telephone and cable television plant are capitalized at original cost including the capitalized cost of salaries and wages, materials, certain payroll taxes, employee benefits and interest incurred during the construction period.

The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

Renewals and betterments of units of property are charged to telephone and cable television plant in service. When plant is retired, its cost is removed from the asset account and charged against accumulated depreciation less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company would provide for impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

Income Taxes

Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes arise from differences between the book and tax basis of plant assets, certain investments and goodwill. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible, when the assets and liabilities are recovered or settled.

Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the regulatory life of the plant that produced the ITC.

Revenue Recognition

The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

Local network, internet and cable television service revenues are recognized over the period a subscriber is connected to the network.

Network access and long distance service revenues are derived from charges for access to the Company’s local exchange network. The interstate portion of access revenues is based on an average schedule settlement formula administered by the National Exchange Carrier Association (NECA), which is regulated by the FCC. The intrastate portion of access revenues is billed based upon the Company’s tariff for access charges filed with the Iowa Utilities Board (IUB). The charges developed from these tariffs are used to bill the connecting long distance provider and revenues are recognized in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at contracted rates.

Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed. Cellular sales and commission revenues are recognized at the time of customer activation.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company uses the reserve method to recognize uncollectible customer accounts.

Reclassifications

Certain reclassifications have been made to the 2004 consolidated financial statements to conform with the 2005 presentation.

NOTE 2. MARKETABLE SECURITIES

The amortized cost and fair value of held-to-maturity securities are:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

December 31, 2005

Held-to-Maturity:
Municipal bonds	$4,735,425	$31,136	$(64,618)	$4,701,943
Government securities	1,363,282	1,177	(32,305)	1,332,154

	$6,098,707	$32,313	$(96,923)	$6,034,097

December 31, 2004

Held-to-Maturity:
Municipal bonds	$5,451,900	$84,889	$(33,005)	$5,503,784
Government securities	197,915	394	(3,110)	195,199

	$5,649,815	$85,283	$(36,115)	$5,698,983

	2005	2004

Amounts classified as:
Current	$635,409	$232,645
Noncurrent	5,463,298	5,417,170

Total	$6,098,707	$5,649,815

NOTE 2. MARKETABLE SECURITIES (Continued)

The amortized cost and fair value of marketable debt securities at December 31, 2005, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

	Amortized Cost	Fair Value

Due in one year or less	$635,409	$636,555
Due after one year through three years	1,068,235	1,068,608
Due after three years through five years	906,161	900,219
Due after five years	3,488,902	3,428,716

	$6,098,707	$6,034,098

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 3. NOTE RECEIVABLE

Note receivable consists of the following:

	2005	2004

Desktop Media, L.L.C. - 6.75%	439,160	438,551
Allowance	(219,691)	(172,974)

	219,469	265,577
Less current portion	144,000	144,000

	$75,469	$121,577

The note with Desktop Media, L.L.C., (Desktop) had an original balance of $500,000 and matures in 2006. Interest on the note balance accrues at the rate of prime plus 1 percent (prime + 1%) per annum. The interest rate is adjusted on the anniversary of the note. The note is shown net of unamortized discounts of $814 and $6,423 at December 31, 2005 and 2004, respectively. Principal payments of $12,000 plus interest are due the first of each month beginning May of 2003 and shall be due each month thereafter until paid in full. On September 17, 2003 the Company signed a principal deferral agreement with Desktop to defer principal payments due in the months of September through December 2003.

The Company has recorded allowances of $219,691 and $172,974 at December 31, 2005 and 2004, respectively due to the fact that it has not received the scheduled monthly principal payments required by the note agreement. In 2005, the Company recorded an additional allowance of $46,717 on the note receivable. The Company’s ownership in Desktop Media, L.L.C. increased to 17% in 2004 when certain conditions of a loan deferral agreement were not met, and as a result, the Company subsequently began to report its Desktop investment on the equity basis. The additional allowance represents losses in excess of the Company’s cost in the Desktop investment.

During 2005, the Company collected principal payments of $5,000. During 2004, the Company advanced an additional $45,307 to Desktop and received collections of $52,333. During 2005, the Company accrued interest on the note receivable at the 15% penalty rate as allowed per the Company’s promissory note with Desktop. Principal and interest not paid when due shall draw interest at the rate of fifteen percent (15%) per annum.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 4. OTHER INVESTMENTS

INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

Investments in unconsolidated affiliates at equity include investments in partnerships, limited liability companies and joint ventures as follows:

	2005	2004

Alpine Communications, L.C.	$1,748,676	$1,596,610
West Iowa Cellular, Inc.	1,071,746	903,684
RSA #1, Ltd.	1,032,572	990,393
RSA #7, Ltd.	296,727	295,100
RSA #9, Ltd.	820,284	786,056
Desktop Media, L.L.C.	—	—
Quad County Communications	60,867	73,607
Carroll County Wireless, L.L.C.	62,492	25,193
Guthrie Group, L.L.C.	57,612	9,129
Bug Tussel, L.L.C.	368,596	—

	$5,519,572	$4,679,772

The Company has a 17.42% ownership interest in Alpine Communications, L.C. (Alpine) at December 31, 2005 and 2004. Alpine owns and operates several wireline telephone exchanges in northeastern Iowa, along with providing internet and cable television services in and around its wireline service territory.

The following is a summary of condensed financial information pertaining to the company described above as of September 30, 2005 and 2004 and the twelve months then ended.

	Alpine Communications, L.C.
	2005	2004

Assets	$18,616,925	$18,866,021
Liabilities	9,531,107	10,652,925

Equity	$9,085,818	$8,213,096

Revenues	$7,243,227	$7,439,098
Expenses	5,187,526	5,148,073

Net Income	$2,055,701	$2,291,025

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 4. OTHER INVESTMENTS (Continued)

The Company’s percentage ownership interests in partnerships providing cellular telephone services within their respective service areas at December 31, 2005 and 2004 are as follows:

West Iowa Cellular, Inc.,	25.0%
RSA #1, Ltd.	10.3%
RSA #7, Ltd.	7.1%
RSA #9, Ltd.	16.7%

The following is a summary of condensed financial information pertaining to the companies described above as of September 30, 2005 and 2004 and the twelve months then ended.

2005

	West Iowa
	Cellular, Inc.	RSA #1	RSA #7	RSA #9

Assets	$4,420,340	$11,387,464	$8,125,702	$6,519,877
Liabilities	133,360	2,111,077	3,388,252	1,598,275

Equity	$4,286,980	$9,276,387	$4,737,450	$4,921,602

Revenues	$975,441	$6,810,912	$13,571,754	$10,794,370
Expenses	87,745	6,138,577	11,176,994	8,454,205

Net Income	$887,696	$672,335	$2,394,760	$2,340,165

2004

	West Iowa
	Cellular, Inc.	RSA #1	RSA #7	RSA #9

Assets	$3,876,815	$11,142,981	$7,994,111	$5,966,686
Liabilities	262,082	2,423,724	3,251,422	1,250,446

Equity	$3,614,733	$8,719,257	$4,742,689	$4,716,240

Revenues	$1,407,450	$6,652,260	$11,920,318	$9,727,747
Expenses	612,604	5,415,231	9,213,821	7,873,008

Net Income	$794,846	$1,237,029	$2,706,497	$1,854,739

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 4. OTHER INVESTMENTS (Continued)

The Company has a 17% ownership in Desktop at December 31, 2005 and 2004. Desktop operates in southeastern Minnesota and is a provider of internet and telephone services.

This investment is accounted for under the equity method with the Company recognizing their proportionate share of income and losses to the extent that the investment exceeds losses. Accordingly, the recorded investment amount in Desktop was eliminated at December 31, 2004. In 2005, additional losses in excess of the basis totaling $46,717 were applied against the outstanding note receivable.

The following is a summary of condensed financial information pertaining to the company described above as of December 31, 2005 and the twelve months then ended.

	Desktop Media, L.L.C.
	2005	2004

Assets	$541,973	$821,038
Liabilities	1,821,559	1,881,144

Equity	$(1,279,586)	$(1,060,106)

Revenues	$2,259,137	$2,244,734
Expenses	2,478,617	2,254,831

Net Income	$(219,480)	$(10,097)

In January 2006, Jaguar Communications entered into an agreement to purchase Desktop Media, L.L.C. of which the Company is a 17% owner. Closing of this transaction, which is expected to occur in the second quarter of 2006, is subject to certain conditions. The Company expects its portion of the proceeds from the sale to be $52,000. Upon sale of Desktop Media, L.L.C., the Company will also receive $439,160 for the note and $39,097 in accrued interest as of December 31, 2005.

The Company has a 33.33% ownership interest in Quad County Communications (Quad County) at December 31, 2005 and 2004. This entity owns and operates a fiber optic network.

The following is a summary of condensed financial information pertaining to the company described above as of December 31, 2005 and 2004 and the twelve months then ended.

	Quad County Communications
	2005	2004

Assets	$188,842	$228,123
Liabilities	7,818	7,302

Equity	$181,024	$220,821

Revenues	$12,250	$20,762
Expenses	52,047	58,991

Net Income	$(39,797)	$(38,229)

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 4. OTHER INVESTMENTS (Continued)

The Company’s percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are each 33.33% at December 31, 2005 and 2004. Both companies have purchased the licenses to provide personal communication services (PCS); however, neither company has begun providing PCS services as of December 31, 2005.

The following is a summary of condensed financial information pertaining to the companies described above as of December 31, 2005 and 2004 and the twelve months then ended.

2005

	Carroll County	Guthrie
	Wireless, L.L.C.	Group, L.L.C.

Assets	$186,987	$181,618
Liabilities	—	8,782

Equity	$186,987	$172,836

Revenues	$11	$—
Expenses	8,604	4,319

Net Income	$(8,593)	$(4,319)

2004

	Carroll County	Guthrie
	Wireless, L.L.C.	Group, L.L.C.

Assets	$75,579	$36,518
Liabilities	—	—

Equity	$75,579	$36,518

Revenues	$11	$—
Expenses	250	—

Net Income	$(239)	$—

The Company has a 9.75% ownership interest in Bug Tussel Wireless LLC (Bug Tussel) at December 31, 2005. Bug Tussel has constructed a wireless network in rural Wisconsin, which provides roaming services to cellular carriers offering service in the state.

The following is a summary of condensed financial information pertaining to the company described above as of September 30, 2005 and the nine months then ended.

Bug Tussel
L.L.C.
2005

Assets	$3,471,397
Liabilities	914,871

Equity	$2,556,526

Revenues	$1,728,387
Expenses	1,161,791

Net Income	$566,596

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 4. OTHER INVESTMENTS (Continued)

Partnership investments above with less than a 20% ownership are carried at equity due to the level of influence the Company has with respect to each investment. Investments in limited liability companies are on the equity method if ownership is more than 3-5%.

LONG-TERM INVESTMENTS AT COST

Long-term investments at cost include nonmarketable equity securities and certificates as follows:

	2005	2004

NECA Services, Inc. - stock	$300,000	$300,000
Rural Telephone Finance Cooperative - certificates	182,193	186,062
Rural Telephone Bank - stock	165,789	165,789
Iowa Network Services - stock	78,705	78,705
NRTC Patronage Capital - certificates	52,379	52,379
Other	11,000	11,000

	$790,066	$793,935

Other investments include $165,789 at December 31, 2005 and 2004, related to Rural Telephone Bank (RTB) Class B and C stock. The RTB Class B stock was purchased from the RTB as a condition of obtaining long-term financing. Holders of RTB Class B stock are entitled to patronage dividends in the form of additional Class B stock. Any Class C stock was obtained through purchase or at the Company’s option, through the conversion of previously acquired Class B Stock as the related loans were repaid. In 2005, the RTB board announced plans to redeem the outstanding stock of the bank and liquidate the bank. Under the plan, the RTB’s outstanding loans will be transferred to the RUS. The RTB stock held by the Company is expected to be redeemed after the execution of a redemption agreement with the RTB in early 2006. The RTB has notified the company that the Company’s stock is expected to be redeemed at par for approximately $1,336,000. Proceeds from the redemption are expected in the second quarter of 2006.

NOTE 5. GOODWILL

          Goodwill consists of the following:

	2005	2004

Balance, beginning of year	$896,812	$896,812
Goodwill acquired	—	—
Goodwill impairment	—	—

Balance, end of year	$896,812	$896,812

The Company annually assesses its recorded balances of goodwill and indefinite lived intangible assets. As a result, the Company determined no impairment needed to be recorded for the years ended December 31, 2005 and 2004.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment includes the following:

	2005	2004

Telephone plant in service:
Land	$41,508	$41,508
Buildings	1,588,518	1,585,126
Other general support assets	1,708,212	1,623,841
Central office assets	3,965,624	2,842,957
Cable and wire facilities	4,670,268	4,666,076
Other plant and equipment	902,127	872,009

	12,876,257	11,631,517

Cable television plant in service:
Land	$11,661	6,086
Buildings	132,673	127,937
Other plant and equipment	159,304	156,799
Towers, antennas and head end equipment	1,592,410	1,583,090
Cable and wire facilities	1,573,544	1,597,823
Franchises	30,092	32,992

	3,499,684	3,504,727

Total property, plant and equipment	16,375,941	15,136,244
Less accumulated depreciation	11,202,573	10,433,161

	5,173,368	4,703,083
Plant under construction	41,923	—

	$5,215,291	$4,703,083

Telephone cable and wire facilities of approximately $675,000 and cable television head end equipment of approximately $500,000 were fully depreciated in 2004. Depreciation on depreciable property resulted in composite rates of 5.9% and 7.2% for 2005 and 2004, respectively.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 7. INCOME TAXES

Income taxes reflected in the Consolidated Statements of Income consist of the following:

	2005	2004

Federal income taxes:
Current tax expense	$596,898	$323,950
Deferred tax expense	4,434	299,445
Amortization of investment tax credits	(4,701)	(9,769)
State income taxes:
Current tax expense	226,451	88,466
Deferred tax expense	5,494	92,391

Total income tax expense	$828,576	$794,483

Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

	2005	2004

Deferred tax liabilities
Federal	$783,568	$758,905
State	240,356	227,196

Total deferred tax liabilities	1,023,924	986,101

Deferred tax assets
Federal	(143,679)	(123,446)
State	(47,497)	(39,831)

Total deferred tax assets	(191,176)	(163,277)

Net deferred tax liabilities	$832,748	$822,824

Current portion	$(22,794)	$(49,143)
Long-term portion	855,542	871,967

Net deferred tax liability	$832,748	$822,824

The tax provision differs from the expense that would result from applying the federal statutory rates to income before income taxes as the result of state income taxes and the amortization of investment tax credits.

Cash paid for income taxes and estimated income taxes for 2005 and 2004 totaled $696,676 and $310,375, respectively.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 7. INCOME TAXES (Continued)

The following is a reconciliation of the statutory federal income tax rate of 34% to the Company’s effective income tax rate:

	2005		2004

Statutory federal income tax rate	34.0%		34.0%
State income taxes, net of federal benefit	10.1%		10.1%
Amortization of investment tax credits	—%		(0.1	) %
Dividends received deduction	(2.8	) %	(1.5	) %
Tax exempt interest	(5.0	) %	(5.0	) %
Other	(4.9	) %	(1.7	) %

Effective income tax rate	31.4%		35.8%

The Company files consolidated tax returns including their subsidiaries, Prairie Telephone Co., Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

NOTE 8. LONG-TERM DEBT

          Long-term debt consists of:

	2005	2004

Rural Telephone Finance Cooperative 7.35% (Fixed Rate)	$1,479,448	$1,633,461
Less current portion	164,513	154,013

	$1,314,935	$1,479,448

The annual requirements for principal payments on long-term debt for the next five years are as follows:

2006	$164,513
2007	175,729
2008	187,710
2009	200,507
2010	214,177

Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 8. LONG-TERM (Continued)

The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until November 15, 2010. The interest rate at December 31, 2005 is 8.2%. No funds were advanced under the line at December 31, 2005.

In addition, the Company has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2010. The interest rate at December 31, 2005 is 8.2%. No funds were advanced under the line at December 31, 2005.

Cash paid for interest for 2005 and 2004, net of amounts capitalized, totaled $116,809 and $126,737, respectively.

NOTE 9. OPERATING SEGMENTS INFORMATION

The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data services and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services segment provides internet access to customers within the local exchanges and the surrounding areas.

The Company’s reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 9. OPERATING SEGMENTS INFORMATION (Continued)

The segment’s accounting policies are the same as those described in the summary of significant accounting policies.

	Local		Internet
	Exchange		Service
	Carrier	Broadcast	Provider	Total

2005

Revenues and sales	6,069,890	803,561	579,063	$7,452,514
Intersegment income and sales	—	—	—	—
Interest income	446,657	14,924	801	462,382
Interest expense	105,409	—	—	105,409
Depreciation and amortization	644,533	187,918	98,843	931,294
Income tax expense (benefit)	959,373	(118,130)	(12,667)	828,576
Segment profit (loss)	2,319,130	(193,859)	(310,535)	1,814,736
Segment assets	18,727,523	826,904	1,172,982	20,727,409
Expenditures for segment assets	738,485	153,022	542,758	1,434,265

2004

Revenues and sales	$5,320,184	$849,691	$604,482	$6,774,357
Intersegment income and sales	—	—	—	—
Interest income	381,895	7,057	158	389,110
Interest expense	126,737	—	—	126,737
Depreciation and amortization	690,546	254,777	78,476	1,023,799
Income tax expense (benefit)	943,381	(139,049)	(9,849)	794,483
Segment profit (loss)	1,610,939	(208,573)	(8,691)	1,393,675
Segment assets	16,391,555	1,063,416	1,502,341	18,957,312
Expenditures for segment assets	360,566	97,231	128,076	585,873

NOTE 10. NET INCOME PER COMMON SHARE

Net income per common share for 2005 and 2004 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2005 and 2004 were 31,092 and 31,337, respectively.

NOTE 11. STOCK VALUE ADJUSTMENT

During May 2005, the board of directors authorized a $31 increase in the stated value of each share of common stock from $326 to $357. There were 31,170 shares outstanding at the time of the value adjustment, which reduced retained earnings by $966,270.

During May 2004, the board of directors authorized a $23 increase in the stated value of each share of common stock from $303 to $326. There were 31,491 shares outstanding at the time of the value adjustment, which reduced retained earnings by $724,293.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 12. STOCK RESTRICTIONS

The Company has one class of common stock. Each shareholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

•

Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

•	Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

•	Stockholders shall not sell any shares of stock owned unless the Company has been given first right of refusal.

•	In households with multiple individuals, only one person must be deemed the subscriber of Company services.

•

A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed for shareholders of record for the shares they held in 1995 even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation’s telephone services.

•	Stock transfers require consent of the board of directors.

The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 13. EMPLOYEE BENEFITS

The Company has a defined benefit pension plan covering most employees. The multi employer retirement program is with the National Telephone Cooperative Association (NTCA) and has been approved by the Internal Revenue Service. Pension costs expensed and capitalized for 2005 and 2004 were $149,427 and $136,127, respectively. The Company makes annual contributions to the plan equal to amounts accrued for pension expense.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 14. ASSET RETIREMENT OBLIGATION

Generally accepted accounting principles require entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. When the liability is initially recorded, the entity capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.

The Company has determined it does not have a material legal obligation to remove long-term assets and accordingly, there have been no liabilities recorded for the years ended December 31, 2005 and 2004.

NOTE 15. RELATED PARTY TRANSACTIONS

The Company receives commission revenue from RSA #9, Ltd. Partnership (RSA #9) based on cellular service activation and retention. The Company has a 16.7% ownership interest in RSA #9. Commissions received by the Company for the years ended December 31, 2005 and 2004 were approximately $1,144,000 and $936,000, respectively. At December 31, 2005 and 2004, $125,260 and $120,301 were due from RSA #9 for commissions.

NOTE 16. CONCENTRATIONS OF CREDIT RISK

The Company grants credit to local service customers, all of whom are located in the service area, broadcast customers, internet customers and telecommunications intrastate and interstate long distance carriers.

The Company received 45% of its 2005 revenues from access revenues and assistance provided by the Federal Universal Service Fund. As a result of the Telecommunications Act of 1996, the manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions which limits the amount of credit exposure in any one financial institution.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
BREDA, IOWA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 17. CHANGE IN ACCOUNTING PRINCIPLE

In March 2004, the Emerging Issues Task Force (EITF) modified guidance related to accounting for investments in limited liability companies with an effective date for periods beginning after June 15, 2004. Accordingly, July 1, 2004, the Company changed the method of accounting for its investment in Desktop from the cost method to the equity method.

In connection with the change to the equity method, the Company recorded a cumulative adjustment that reduced net income by $38,593 in 2004, which is presented net of income taxes of $21,407. This represents the Company’s proportionate share of losses in Desktop through June 30, 2004.

NOTE 18. NONCASH INVESTING ACTIVITIES

Noncash investing activities included $29,656 during the year ended December 31, 2005 relating to plant and equipment additions placed in service during 2005 which are reflected in accounts payable at year end.